Exhibit 2

EXECUTION VERSION

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

TERMINATION AND REVISED RELATIONSHIP AGREEMENT

This Termination and Revised Relationship Agreement (this “Agreement”), effective as of July 31, 2012 (the “Effective Date”), is made by and among Idenix Pharmaceuticals, Inc., with offices at 60 Hampshire Street, Cambridge Massachusetts 02139, USA (“Idenix US”), Idenix (Cayman) Limited with offices c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9001, Cayman Islands (“Idenix Cayman” and together with Idenix US, “Idenix”) and Novartis Pharma AG with offices at Forum 1, Novartis Campus, 4056 Basel, Switzerland (“Novartis”).  Idenix and Novartis are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A.                                   Novartis and Idenix are parties to the Terminated Agreements (as defined below) related to the development, manufacture and commercialization of certain products for the treatment of, among other things, HBV, HCV and HIV (each as defined below);

B.                                     Novartis and Idenix US are parties to the Amended and Restated Stockholders Agreement among Idenix US, Novartis and the stockholders identified on the signature pages thereto, dated July 27, 2004, as amended by Amendment No. 1 dated as of April 6, 2011 (the “Existing Stockholders Agreement”);

C.                                     The Parties desire to terminate the Terminated Agreements and to amend and restate the Existing Stockholders Agreement concurrently with the execution of this Agreement (such agreement as amended and restated, the “Stockholders Agreement”);

D.                                    In consideration for Novartis relinquishing its rights under the Terminated Agreements and certain rights under the Existing Stockholders Agreement, Idenix is willing to (i) continue Novartis’ license and other rights with respect to LdT Products, (ii) grant Novartis certain rights with respect to the development, manufacturing and commercialization of Products (as defined below) and (iii) make certain payments to Novartis, all as provided herein; and

E.                                      Novartis desires to receive such license, rights and payments.

NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

ARTICLE 1
DEFINITIONS

As used herein, the following terms will have the meanings set forth below:

1.1                                 “Accounting Standards”.  Accounting Standards shall mean, with respect to Idenix, U.S. GAAP, and shall mean, with respect to Novartis, IFRS, in each case, as generally and consistently applied throughout the Party’s organization.  Each Party shall promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained, it being understood that each Party may only use internationally recognized accounting principles (e.g., IFRS, US GAAP, etc).

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

1.2                                 “Adjusted Net Sales”.  Adjusted Net Sales shall mean for a given Calendar Quarter, on an Idenix HCV Product-by-Idenix HCV Product and country-by-country basis, the product of (i) Net Sales of such Idenix HCV Product in such country, multiplied by (ii) the applicable Adjustment Factor.

1.3                                 “Adjustment Factor”.  Adjustment Factor shall mean for a given Calendar Quarter, on an Idenix HCV Product-by-Idenix HCV Product and country-by-country basis, the amount equal to [**], where:

[**]

The Adjustment Factor shall be determined as follows: (i) for each of the countries for which Co-Prescription data is available from the relevant Data Source (other than Brazil, Russia, India and China (the “BRIC Countries”)), the Adjustment Factor shall be based on Prescriptions and Co-Prescriptions for the applicable Idenix HCV Product in such country, reported by the Data Source; (ii) for each of Brazil, Russia, India and China, the Adjustment Factor shall be based on Prescriptions and Co-Prescriptions for the applicable Idenix HCV Product in such country, reported by the Data Source; and (iii) for any other country (a “No Data Country”), the Adjustment Factor for a given Calendar Quarter shall be equal to the weighted average of the Adjustment Factors for the countries described in the foregoing clause (i), where the components of such weighted average are calculated as follows:

[**];

provided, that, in no event shall any BRIC country be a No Data Country.

1.4                                 “Affiliate”.  Affiliate shall mean any corporation, company, partnership, joint venture and/or firm that controls, is controlled by, or is under common control with a Party.  For purposes of this definition of “Affiliate”, “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.  The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity.

1.5                                 “Alisporivir”.  Alisporivir shall mean the Novartis cyclophilin inhibitor for the treatment of HCV, also known as Alisporivir and DEBIO25.

1.6                                 “Business Day”.  Business Day shall mean a day on which banking institutions in both New York, New York and Basel, Switzerland are open for business.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

1.7                                 “Calendar Quarter”.  Calendar Quarter shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of each calendar year.

1.8                                 “Clinical Hold”.  Clinical Hold shall mean a complete or partial clinical hold as described in the “Guidance for Industry:  Submitting and Reviewing Complete Responses to Clinical Holds”, dated October 2000, revision 1, as available at http://www.fda.gov/RegulatoryInformation/Guidances/ucm127537.htm as of the Effective Date.

1.9                                 “CNRS”.  CNRS shall mean Le Centre National de la Recherche Scientifique.

1.10                           “CNRS Agreement”.  CNRS Agreement shall mean the Restated and Amended Cooperative Agreement among Idenix SARL, CNRS, UM II and Novartis, dated January 1, 1999, as amended May 17, 2001, and April 11, 2002, and as amended and restated in March 2003.

1.11                           “Co-Label”.  Co-Label shall mean, with respect to a Novartis HCV Product and an Idenix HCV Product, (a) the right granted by applicable Regulatory Authorities to label such Novartis HCV Product stating that it can be used or administered with such Idenix HCV Product to treat patients infected with HCV, or (b) the right granted by applicable Regulatory Authorities to label such Idenix HCV Product stating that it can be used or administered with such Novartis HCV Product to treat patients infected with HCV, provided that, in each such case, Co-Label excludes Combination Therapy.

1.12                           “Combination Therapy”.  Combination Therapy shall mean either (a) a fixed dose product containing more than one (1) active pharmaceutical ingredient or (b) separate co-administration products packaged and sold together in combination.

1.13                           “Commercialize” or “Commercialization”.  Commercialize or Commercialization shall mean any and all activities directed to marketing, promoting, distributing, importing, offering for sale and/or selling a Product, which may include pre-launch market preparation, and sampling.

1.14                           “Commercially Reasonable Efforts”.  Commercially Reasonable Efforts shall mean, with respect to the efforts to be expended by a Party with respect to any objective, reasonable, diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances.

1.15                           “Completion”.  Completion, with respect to (a) a Dose Ranging Clinical Trial, shall mean the last dosing of the last patient in such Dose Ranging Clinical Trial with the relevant Idenix HCV Product or Novartis HCV Product; and (b) (i) an HCV Combination Clinical Trial, (ii) a Drug-Drug Interaction Study or (iii) POC Study, as applicable, shall mean such time as the final database for such HCV Combination Clinical Trial, Drug-Drug Interaction Study or POC Study, as applicable, is locked.

1.16                           “Confidential Information”.  Confidential Information shall mean all Know-How or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a Party’s technology, products, business information or objectives, that is designated as confidential by the disclosing Party or is treated as confidential by the disclosing Party in the regular course of business.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

1.17                           “Control” or “Controlled”.  Control or Controlled shall mean, with respect to any intellectual property right or other intangible property, the possession (whether by license (other than a license granted pursuant to this Agreement) or ownership, or by control over an Affiliate having possession by license or ownership) by a Party, of the ability to grant to the other Party access and/or a license or sublicense as provided herein without violating the terms of any agreement with any Third Party.

1.18                           “Co-Prescribed”.  Co-Prescribed shall mean, with respect to an Idenix HCV Product(s) that is Co-Labeled with a Novartis HCV Product(s) or a Novartis HCV Product(s) that is Co-Labeled with an Idenix HCV Product(s), that such Idenix HCV Product(s) and such Novartis HCV Product(s) are prescribed by the same doctor to the same patient at the same time (each such prescription, a “Co-Prescription”).

1.19                           “Cost of Goods” or “COGs”.  Cost of Goods or COGs shall mean:

1.19.1                  in the case of items purchased by a Party or any of its Affiliates or licensees from Third Parties, the reasonable Out-of-Pocket Costs actually incurred by such Party or any of its Affiliates or licensees in purchasing such items and all Out-of-Pocket Costs actually incurred by such Party or any of its Affiliates or licensees in managing or overseeing the Third Party manufacture; and

1.19.2                  in the case of items manufactured by a Party or its Affiliates or licensees, costs incurred by such Party or its Affiliate or licensees in the actual manufacturing of a Product, established on a regular, standard basis in accordance with generally accepted cost accounting procedures and Accounting Standards as consistently applied by such Party, its Affiliates or licensees, expressed on a per unit basis. The Parties agree that COGS pursuant to this Section 1.19.2 shall be determined pursuant to a fully transparent detailed cost calculation and agreed upon in advance by both Parties.

As used in this Section 1.19.2, COGS shall include the following elements:

(a)                                  Costs of material used for manufacturing of the Product, including costs of raw materials, excipients, consumables, intermediates needed for the manufacturing process, costs of packaging material, labels and other printed materials (the parties will determine and agree in advance upon the material yield rate);

(b)                                 Direct labor cost of production employees (including basic wages, labor and related payroll taxes and benefits) incurred or spent in the actual manufacturing of Product; and

(c)                                  Overheads reasonably allocated to the manufacturing of the Product using an appropriate allocation key; provided, that the costs of underutilization or idle capacity are not to be included in the COGS and overheads shall not include general corporate activities, including, by way of example only, executive management, investor relations, business development, legal affairs, human resources and finance. For purposes of this Agreement, COGS shall not include any charges otherwise allocable to COGS under the Accounting Standards, if such charges are related to the acquisition of Idenix.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

1.20                           “Cover”, “Covered” or “Covering”.  Cover, Covered or Covering shall mean, with respect to a Patent Right, that, in the absence of a license granted to a Person under a Valid Claim included in such Patent Right, the practice by such Person of an invention claimed in such Patent Right would infringe such Valid Claim (or, in the case of a Patent Right that is a Patent Application, would infringe a Valid Claim in such Patent Application if it were to issue as a Patent).

1.21                           “Data and Safety Monitoring Board”.  Data and Safety Monitoring Board shall mean an independent group of experts to be appointed by Novartis and Idenix for the purpose of monitoring patient safety and treatment efficacy data during an ongoing clinical trial.  Any Data and Safety Monitoring Board shall (i) be managed jointly by Novartis and Idenix, (ii) have either four (4) or six (6) members, with half of the members being appointed by Idenix and the other half of the members being appointed by Novartis, and (iii) act by majority vote of its members.

1.22                           “Data Source”.  Data Source shall mean, with respect to a country, IMS Health Incorporated (or any successor) or an Affiliate thereof or another mutually agreed upon source of prescription data (such as a syndicated research provider).

1.23                           “Develop” or “Development”.  Develop or Development shall mean, with respect to a Product (a) preclinical and clinical drug development activities, including test method development and stability testing, toxicology, formulation, quality assurance/quality control development, statistical analysis, clinical trials and regulatory affairs, product approval and registration and (b) all other activities relating to developing the ability to Manufacture such Product, including, without limitation, bulk production, and Manufacturing process development until commencement of the Manufacture of such Product intended for commercial sale.

1.24                           “Diligent Efforts”.  Diligent Efforts shall mean, with respect to the efforts to be expended by a Party with respect to any objective, reasonable, diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that with respect to the research or Development of any Product, such efforts shall be substantially equivalent to those efforts and resources commonly used by a Party for a product owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product, alternative products and other relevant factors.  Diligent Efforts shall be determined on a Product-by-Product basis, and it is anticipated that the level of effort will change over time, reflecting changes in the status of the Product involved.

1.25                           “DLCA”.  DLCA shall mean the Development, License and Commercialization Agreement between Idenix and Novartis dated May 8, 2003, as amended by Amendment No. 1 dated as of 30 April 2004, Amendment No. 2 dated as of 21 December 2004, Amendment No. 3 dated 27 February 2006, Amendment No. 4 dated 28 September 2007 (“Amendment No. 4 of the DLCA”), Amendment No. 5 dated January 28, 2009 and Amendment No. 6 dated April 6, 2011.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

1.26                           “Dose Ranging Clinical Trial”.  Dose Ranging Clinical Trial shall mean, with respect to an Idenix HCV Product or Novartis HCV Product, a clinical trial in patients conducted in accordance with a protocol designed to ascertain dose ranging of such Idenix HCV Product or Novartis HCV Product.

1.27                           “Drug-Drug Interaction Study”.  Drug-Drug Interaction Study shall mean, with respect to an Idenix HCV Product and a Novartis HCV Product, a clinical trial to evaluate such Idenix HCV Product with such Novartis HCV Product in healthy volunteers after the Completion of a Dose Ranging Clinical Trial with respect to such Idenix HCV Product and the Completion of a Dose Ranging Clinical Trial with respect to such Novartis HCV Product.

1.28                           “EMA”.  EMA shall mean the European Medicines Agency or any successor agency thereto.

1.29                           “Executive Officers”.  Executive Officers shall mean the Chief Executive Officer of Idenix (or a senior executive officer of Idenix designated by Idenix’s Chief Executive Officer) and the Head of Partnering and Emerging Businesses of Novartis (or a senior executive officer of Novartis designated by the Head of Partnering and Emerging Businesses of Novartis, or by a senior executive officer of Novartis of similar level of responsibility).

1.30                           “FDA”.  FDA shall mean the United States Food and Drug Administration or any successor agency thereto.

1.31                           “First Commercial Sale”.  First Commercial Sale shall mean, with respect to an Idenix HCV Product in a country, the first sale of such Idenix HCV Product by Idenix or one of its Affiliates, licensees or sublicensees to a Third Party in accordance with the laws and regulations of such country on arm’s length commercial terms which are reasonably expected to be substantially similar to future terms of sale of such Idenix HCV Product to Third Parties for commercial use by patients in such country.  Sales for test marketing, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

1.32                           “GAAP”.  GAAP shall mean generally accepted accounting principles in the United States.

1.33                           “HBV”.  HBV shall mean hepatitis B virus.

1.34                           “HCV”.  HCV shall mean hepatitis C virus.

1.35                           “HCV Combination Trial Period”.  HCV Combination Trial Period shall mean the period commencing on the Effective Date and ending on the seventh (7th) anniversary of the Effective Date.

1.36                           “HCV Compound”.  HCV Compound shall mean any compound used or which is intended for use in the HCV Field.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

1.37                           “HCV Field”.  HCV Field shall mean the treatment of HCV.

1.38                           “HCV Product”.  HCV Product shall mean a pharmaceutical product, in galenic form containing an HCV Compound.

1.39                           “HIV”.  HIV shall mean human immunodeficiency virus.

1.40                           “Idenix HCV Compound.” Idenix HCV Compound shall mean an HCV Compound Controlled by Idenix, including IDX184.

1.41                           “Idenix HCV Product”.  Idenix HCV Product shall mean an HCV Product that contains an Idenix HCV Compound.

1.42                           “Idenix Intellectual Property”.  Idenix Intellectual Property shall mean Idenix Know-How and Idenix Patent Rights, collectively.

1.43                           “Idenix Know-How”.  Idenix Know-How shall mean any Know-How that (a) either (i) is Controlled by Idenix on the Effective Date or (ii) comes within Idenix’s Control during the Term, and (b) relates to the Development, Manufacture and/or Commercialization of the relevant Product[s]; provided, however, that Idenix Know-How in any event excludes Idenix’s rights in Joint Know-How.

1.44                           “Idenix Patent Rights”.  Idenix Patent Rights shall mean Patent Rights that (a) Cover Idenix Know-How and (b) are Controlled by Idenix; provided, however, that Idenix Patent Rights in any event excludes Idenix’s rights in Joint Patent Rights.

1.45                           “IDX184”.  IDX184 shall have the meaning set forth in Exhibit A.

1.46                           “IFRS”.  IFRS shall mean International Financial Reporting Standards, consistently applied.

1.47                           “IND”.  IND shall mean an Investigational New Drug Application filed with the FDA under 21 C.F.R. Part 312 or similar non-United States application or submission in any country or group of countries for permission to conduct human clinical investigations.

1.48                           “Joint Intellectual Property”.  Joint Intellectual Property shall mean Joint Know-How and Joint Patent Rights, collectively.

1.49                           “Joint Inventions”.  Joint Inventions shall mean inventions made jointly by employees, agents and consultants of Novartis or its Affiliates, on the one hand, and employees, agents and consultants of Idenix or its Affiliates, on the other hand, in connection with their collaborative activities pursuant to this Agreement or the DLCA.

1.50                           “Joint Know-How”.  Joint Know-How shall mean any Know-How that is or was developed or acquired jointly by employees, agents and consultants of Novartis or its Affiliates, on the one hand, and employees, agents and consultants of Idenix or its Affiliates, on the other hand, in connection with their collaborative activities pursuant to this Agreement or the DLCA, including Joint Inventions.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

1.51                           “Joint Patent Rights”.  Joint Patent Rights shall mean Patent Rights that Cover Joint Know-How.

1.52                           “Know-How”.  Know-How shall mean, with respect to a Product, any information or materials, whether or not proprietary or patentable and whether stored or transmitted in oral, documentary, electronic or other form, Controlled by a Party during the Term that is necessary or useful for the Development, Commercialization or Manufacture of such Product by the other Party as expressly provided hereunder.  Know-How may include, without limitation, ideas, concepts, formulas, methods, procedures, designs, compositions, plans, documents, data, inventions, discoveries, developments, works of authorship, biological materials, and any information relating to research and development plans, experiments, results, compounds, therapeutic leads, candidates and products, clinical and preclinical data, trade secrets and Manufacturing, marketing, financial, regulatory, personnel and other business information and plans, and any scientific, clinical, regulatory, marketing, financial and commercial information or data; in each case, to the extent necessary or useful for the Development, Commercialization or Manufacture of such Product.

1.53                           “Law”.  Law shall mean any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.54                           “LdC”.  LdC shall mean beta-L-deoxy-cytidine, as more specifically described in Exhibit B, including prodrugs (e.g., valtorcitabine), active metabolites, polymorphs, salts, hydrates, solvates, enantiomers, and/or esters having the same active moiety as beta-L-deoxy-cytidine.

1.55                           “LdT”.  LdT shall mean beta-L-deoxy-thymidine (also known as telbuvidine), as more specifically described in Exhibit C, including prodrugs, active metabolites, polymorphs, salts, hydrates, solvates, enantiomers, and/or esters having the same active moiety as beta-L-deoxy-thymidine.

1.56                           “LdT Product”.  LdT Product shall mean a product containing LdT as the sole active ingredient or as one of two or more active ingredients (other than a product containing as the sole active ingredients LdT and LdC in a fixed dose combination formulation).

1.57                           “LdT Product Patent Rights”.  LdT Product Patent Rights shall mean those Patent Rights identified in Exhibit Y, Z or AA to Amendment No. 4 of the DLCA where Idenix is the patent owner, co-owner or licensee, including, for the avoidance of doubt, pediatric exclusivity terms.

1.58                           “Major EU Countries”.  Major EU Countries shall mean the United Kingdom, France, Germany, Italy and Spain, and their respective territories and possessions.

1.59                           “Manufacture” or “Manufacturing”.  Manufacture or Manufacturing shall mean, with respect to a Product, any and all operations involved or relating to the manufacturing, quality control testing (including in-process, release and stability testing), releasing packaging and/or labeling, for clinical and/or commercial purposes, of, as applicable, such Product.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

1.60                           “Net Sales”.  Net Sales shall mean, with respect to the relevant Product, the gross invoiced sales price of such Product by the relevant Party, its Affiliates, licensees and sublicensees to Third Parties, less the following deductions to the extent included in the gross invoiced sales price for such Product or otherwise directly paid or incurred by such Party, its Affiliates, licensees or sublicensees with respect to the sale of such Product, all as calculated in accordance with applicable Accounting Standards:

1.60.1                  normal and customary trade and quantity discounts actually allowed and properly taken directly with respect to sales of such Product;

1.60.2                  amounts repaid or credited by reason of rejections, recalls, returns, rebates and allowances;

1.60.3                  chargebacks and other amounts paid on sale or dispensing of such Product;

1.60.4                  retroactive price reductions that are actually allowed or granted;

1.60.5                  tariffs, duties, excise, sales, value-added or other taxes (other than taxes based on income);

1.60.6                  cash discounts for timely payment;

1.60.7                  delayed ship order credits; and

1.60.8                  discounts pursuant to patient discount programs and coupon discounts.

In the case of any sale of Products for consideration other than cash, such as barter or countertrade, Net Sales shall be calculated on the fair market value of the consideration received.

Net Sales shall only include the amounts invoiced on the first arm’s length sale to a Third Party (who is not a licensee or sublicensee) and sales between or among a Party and its Affiliates, licensees and sublicensees shall be disregarded for purposes of calculating Net Sales.

The following three paragraphs shall apply to the calculation of Net Sales:

In the event a pharmaceutical product (for purposes of this paragraph, the “Relevant Product”) comprises an Idenix HCV Compound(s) and an additional active pharmaceutical ingredient(s) sold in a country as a Combination Therapy, and both a pharmaceutical product comprising such Idenix HCV Compound(s) as the sole active ingredient(s) and a pharmaceutical product containing such additional active pharmaceutical ingredient(s) as the sole active ingredient(s)  are sold separately in such country, the Net Sales for the Relevant Product in such country shall be calculated by multiplying Net Sales of such Relevant Product in such country (as would otherwise be determined in accordance with the definition of “Net Sales” as set forth in this Section 1.60 (i.e., without giving effect to this paragraph or the immediately following two paragraphs) by the fraction A/(A+B), where A is the gross invoiced sales price in such country of the pharmaceutical product comprising the Idenix

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

HCV Compound(s) as the sole active ingredient(s) and B is the gross invoiced sales price in such country of the pharmaceutical product comprising the additional active pharmaceutical ingredient(s) as the sole active ingredient(s).

In the event a Product (for purposes of this paragraph, the “Relevant Product”) comprises an Idenix HCV Compound(s) and an additional active pharmaceutical ingredient(s) sold in a country as a Combination Therapy, and a pharmaceutical product comprising the Idenix HCV Compound(s) as the sole active ingredient(s) is sold separately in such country, but a pharmaceutical product comprising the additional active pharmaceutical ingredient(s) as the sole active ingredient(s) is not sold separately in such country, the Net Sales for the Relevant Product in such country shall be calculated by multiplying Net Sales in such country (as would otherwise be determined in accordance with the definition of “Net Sales” in this Section 1.60 (i.e., without giving effect to this paragraph or the immediately preceding or following paragraphs) by the fraction C/D, where C is the gross invoiced sales price in such country of the Product comprising the Idenix HCV Compound(s) as the sole active ingredient(s) and D is the gross invoiced sales price in such country of the Relevant Product comprising both the Idenix HCV Compound(s)  and the additional active pharmaceutical ingredient(s).

In the event a Product (for purposes of this paragraph, the “Relevant Product”) comprises an Idenix HCV Compound(s) and an additional active pharmaceutical ingredient(s) sold in a country in combination for use as Combination Therapy, and neither of the two paragraphs above applies, then Net Sales for the Relevant Product in such country shall be calculated by multiplying Net Sales in such country (as would otherwise be determined in accordance with the definition of “Net Sales” in this Section 1.60 (i.e., without giving effect to this paragraph or the immediately preceding two paragraphs) by E/(E + F), where E reflects the relative value contributed by Idenix HCV Compound and F reflects the relative value contributed by the other active pharmaceutical ingredient(s), as mutually agreed by the Parties (each Party’s agreement not to be unreasonably withheld or delayed.)

1.61                           “Novartis HCV Studies Intellectual Property”.  Novartis HCV Studies Intellectual Property shall mean Novartis HCV Studies Know-How and Novartis HCV Studies Patent Rights.

1.62                           “Novartis HCV Studies Know-How”.  Novartis HCV Studies Know-How shall mean any Know-How that (a) arises out of any (i) HCV Combination Clinical Trial, (ii) pre-clinical study under Section 4.1.1(a), (iii) Drug-Drug Interaction Study, or (iv) Dose Ranging Clinical Trial performed by Novartis pursuant to Article 5, and (b) is Controlled by Novartis.

1.63                           “Novartis HCV Studies Patent Rights”.  Novartis HCV Studies Patent Rights shall mean Patent Rights that (a) Cover Novartis HCV Studies Know-How and (b) are Controlled by Novartis.

1.64                           “Novartis HCV Compound.” Novartis HCV Compound shall mean an HCV Compound Controlled by Novartis.

1.65                           “Novartis HCV Product”.  Novartis HCV Product shall mean an HCV Product that contains a Novartis HCV Compound, but not an Idenix HCV Compound.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

1.66                           “Out-of-Pocket Costs”.  Out-of-Pocket Costs shall mean costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with the relevant Accounting Standards) by either Party and/or its Affiliates.

1.67                           “Patent Rights”.  Patent Rights shall mean patents and all substitutions, divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and supplemental protection certificates relating thereto, and all counterparts thereof or substantial equivalents in any country (collectively, “Patents”) and any applications for any of the foregoing (“Patent Applications”).

1.68                           “Person”.  Person shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

1.69                           “Phase 2 Clinical Trial”.  Phase 2 Clinical Trial shall mean a clinical trial that would satisfy the requirements of 21 CFR § 312.21(b).

1.70                           “POC Study”.  POC Study shall mean a [**] to [**] day clinical study of an Idenix HCV Product in patients infected with HCV.

1.71                           “Prescriptions”.  Prescriptions shall mean, with respect to an Idenix HCV Product in a given country during a given period, the number of prescriptions written by doctors for such Idenix HCV Product in such country during such period.

1.72                           “Product”.  Product shall mean, as applicable, the relevant Idenix HCV Product, the relevant Novartis HCV Product, or the relevant LdT Product; provided, however, that, for the sake of clarity, (a) with respect to payments by Idenix pursuant to Section 6.2, “Product” shall mean the relevant Idenix HCV Product; and (b) with respect to Exhibit D, “Product” shall mean the relevant LdT Product.

1.73                           “Regulatory Approval”.  Regulatory Approval shall mean, with respect to a Product in a country, the approval of the applicable Regulatory Authority necessary for the marketing and sale of such Product in such country.

1.74                           “Regulatory Authority”.  Regulatory Authority shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing, pricing and/or sale of a pharmaceutical product in a country, including without limitation FDA in the United States and EMA in the Major EU Countries.

1.75                           “Regulatory Prohibition”.  Regulatory Prohibition shall mean, with respect to any Novartis HCV Compound or Novartis HCV Product, including Alisporivir, proposed to be used with any Idenix HCV Compound or Idenix HCV Product in an HCV Combination Clinical Trial or a Drug-Drug Interaction Study, (x) any prohibition imposed by a Regulatory Authority on the use of such Novartis HCV Compound or Novartis HCV Product with such Idenix HCV Compound or Idenix HCV Product, or (y) any Clinical Hold on such Novartis HCV Compound or Novartis HCV Product; provided, however, that, solely with respect to Alisporivir, Regulatory Prohibition shall exclude any such prohibition that solely prohibits the use of Alisporivir in

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

combination only with a pegylated interferon; i.e., Regulatory Prohibition includes, without limitation, a prohibition on the use of Alisporivir alone, a prohibition on the use of Alisporivir with any compound other than a pegylated interferon or a prohibition on the use of Alisporivir, a pegylated interferon and another compound(s) in combination.

1.76                           “Stock Purchase Agreement”.  Stock Purchase Agreement shall mean the Stock Purchase Agreement by and among Novartis, Idenix US and certain holders of equity securities of Idenix US, dated as of March 21, 2003.

1.77                           “Subsidiary[ies]”.  Subsidiary[ies] shall mean, with respect to a Person, any and all corporations, partnerships, joint ventures, associations and other entities controlled by such Person directly or indirectly through one or more intermediaries.

1.78                           “Terminated Agreements”.  Terminated Agreements shall mean the agreements set forth on Exhibit E.

1.79                           “Third Party”.  Third Party shall mean any Person other than a Party and its Affiliates.

1.80                           “UAB”.  UAB shall mean UAB Research Foundation.

1.81                           “UM II”.  UM II shall mean L’Université Montpellier II.

1.82                           “Valid Claim”.  Valid Claim shall mean a claim (a) of any issued, unexpired Patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) of any Patent Application that has not been cancelled, withdrawn or abandoned or been pending for more than [**] years.

1.83                           Additional Terms.  In addition to the foregoing, the following terms shall have the meaning defined in the corresponding Section below:

Definition	Section Defined
1974 Convention	12.1
AAA	12.6.2
Amendment No. 4 of the DLCA	1.25
Agreement	Preamble
Auditor	6.4
Breaching Party	11.2

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Definition	Section Defined
BRIC Countries	1.3
Cagliari License Agreement	Exhibit F
Claimed Infringement	Exhibit D
Combination	5.1
Consents	8.1.4
Consolidated Net Sales Report	Exhibit D
Contract	8.1.3(b)
Co-Prescription	1.18
Effective Date	Preamble
Existing Stockholders Agreement	Background
Governmental Entity	8.1.4
HCV Combination Clinical Trial	5.1
Idenix	Preamble
Idenix Cayman	Preamble
Idenix Co-Owned LdT Product Patent Rights	Exhibit D
Idenix Inventions	5.6
Idenix US	Preamble
Indemnified Party	10.3.1
Indemnifying Party	10.3.1
Insolvent Party	11.3
Invalidity Claim	Exhibit D
Judgment	8.1.3(a)
Losses	10.1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Definition	Section Defined
No Data Country	1.3
Non-Breaching Party	11.2
Novartis	Preamble
Novartis Inventions	5.6
Paragraph IV Notice	Exhibit D
Party, Parties	Preamble
Patents	1.67
Patent Applications	1.67
Proposed Resolution Deadline	12.6.2(b)
Relevant Product	1.60
Severed Clause	12.3
Stockholders Agreement	Background
Sumitomo Settlement Agreement	Exhibit D
Term	11.1
Title 11	12.12
UAB Settlement Agreement	Exhibit D

1.84                           Construction.  In construing this Agreement, unless expressly specified otherwise:

1.84.1                  references to Sections, Articles and Exhibits are to sections and articles of, and exhibits to, this Agreement;

1.84.2                  the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

1.84.3                  except where the context otherwise requires, use of any gender includes any other gender, and use of the singular includes the plural and vice versa;

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

1.84.4                  any list or examples following the word “including” shall be interpreted without limitation to the generality of the preceding words; and

1.84.5                  except where the context otherwise requires, the word “or” is used in the inclusive sense.

ARTICLE 2
TERMINATION OF TERMINATED AGREEMENTS
AND WAIVER OF RIGHTS

2.1                                 Termination of Terminated Agreements.  Subject to Section 2.2, as of the Effective Date, (a) the Terminated Agreements set forth in Part I of Exhibit E are hereby terminated immediately and in their entirety (including those provisions stated to survive termination), (b) the Terminated Agreements shall have no further force or effect, and (c) all rights and obligations of Idenix and Novartis, and/or any of their respective Affiliates, as applicable, under the Terminated Agreements shall cease and terminate immediately.

2.2                                 Survival of Certain Provisions of Terminated Agreements.  Notwithstanding the foregoing, (a) Sections 2(b), 2(c), 2(d), 2(e), 3(c), 3(e)(ii), 3(e)(iii), 5(a) (solely with respect to the last paragraph in such section), 5(b), 6(b), 6(c), 10, 11 and 12 of Amendment No. 4 of the DLCA shall survive termination of the DLCA with respect to the allocation of liabilities set forth therein, and Section 11.5 of the DLCA shall apply with respect to the indemnities in Sections 10 and 11 of Amendment No. 4 of the DLCA; (b) Sections 9 and 13 of Amendment No. 4 of the DLCA shall survive termination of the DLCA; and (c) those sections of the DLCA not mentioned in the foregoing but expressly referenced in this Agreement shall survive solely for the purposes of, and to the extent referenced in, this Agreement.

2.3                                 Third Party Agreements.

2.3.1                        Novartis hereby waives its rights (a) under Section 5.1 of the Cagliari License Agreement to exercise Idenix’s right to prosecute and maintain patents and patent applications constituting part of the Intellectual Property Rights (as defined in the Cagliari License Agreement) and (b) under Section 5.2 of the Cagliari License Agreement to exercise Idenix’s right to institute an action against a third party for infringement of the Intellectual Property Rights (as defined in the Cagliari License Agreement). Idenix may notify its counterparty of such waiver.

2.3.2                        The Parties acknowledge that, to the extent such rights remain in effect, Novartis retains its rights under the CNRS Agreement as set forth in (a) Articles 7 and 12 of the CNRS Agreement and (b) Articles 1, 2 and 3 and Section 4.3 of Annex 3 of the CNRS Agreement; provided, that Novartis hereby waives its rights under the CNRS Agreement to prosecute and enforce Patent Rights that are unrelated to LdT Products.  Idenix may notify its counterparties of such waiver.

2.3.3                        Idenix shall have the right to amend the agreements listed in Exhibit F, provided that such amendments do not adversely effect the rights granted to Novartis hereunder.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

2.4                                 Novartis Pharmaceuticals Corporation Agreements.  The Parties acknowledge that the agreements listed in Part II of Exhibit E were terminated prior to the Effective Date.

ARTICLE 3
LDT PRODUCTS

3.1                                 License for LdT Products.  Subject to the terms and conditions of this Agreement, Idenix hereby grants Novartis the license and rights set forth in Exhibit D with respect to LdT Products.  Novartis and Idenix shall comply with the obligations set forth in Exhibit D.

3.2                                 Payments and Reports.  In consideration of the rights granted to Novartis with respect to LdT Products, Novartis shall pay to Idenix the payments set forth in Exhibit D and provide the reports set forth in Exhibit D, in each case, at the times and in accordance with the terms and conditions set forth therein.

ARTICLE 4
HCV PRODUCT LICENSE GRANTS

4.1                                 Licenses to Novartis.  Subject to the terms and conditions of this Agreement, Idenix hereby grants to Novartis:

4.1.1                        during the HCV Combination Trial Period, a royalty-free and fully-paid up, non-exclusive, sublicenseable (only to Novartis’ Affiliates and to Third Party subcontractors of Novartis or its Affiliates solely to the extent such subcontractors are performing the relevant activities on behalf of Novartis or its Affiliates), worldwide right and license, under Idenix’s rights in the Idenix Intellectual Property and in the Joint Intellectual Property, to use the Idenix HCV Products in the HCV Field for the purpose of conducting (a) pre-clinical studies with respect to any Idenix HCV Product for the sole purpose of conducting Dose Ranging Clinical Trials, HCV Combination Clinical Trials and Drug-Drug Interaction Studies and (b) Dose Ranging Clinical Trials, HCV Combination Clinical Trials and Drug-Drug Interaction Studies, each of (a) and (b) in accordance with ARTICLE 5; and

4.1.2                        subject to Novartis’ receiving Regulatory Approval for the relevant Novartis HCV Product that was the subject of an HCV Combination Clinical Trial conducted in accordance with ARTICLE 5, a non-exclusive, royalty-bearing (in accordance with Section 6.2.2), sublicenseable worldwide right and license, under Idenix’s rights in the Idenix Intellectual Property and in the Joint Intellectual Property, to Co-Label (including, for the avoidance of doubt, the right to market and promote) such Novartis HCV Product for use with the relevant Idenix HCV Product that was the subject of such HCV Combination Clinical Trial for the treatment of HCV.  Such license to Co-Label shall be sublicenseable only to Novartis’ Affiliates and to Third Party subcontractors of Novartis or its Affiliates solely to the extent such subcontractors are performing the relevant activities on behalf of Novartis or its Affiliates.  For the avoidance of doubt, nothing in this Section 4.1.2 shall restrict the right of Novartis and its Affiliates to Manufacture, Develop or Commercialize, or to grant licenses (with the further right to grant sublicenses) under any Know-How, Patent Rights or other intellectual property rights Controlled by Novartis to Manufacture, Develop or Commercialize, any Novartis HCV Product which is Co-Labeled with an Idenix HCV Product.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

For the avoidance of doubt, (a) nothing in this Agreement shall be deemed to grant Novartis the right to Develop, Manufacture or Commercialize (except as expressly provided in Sections 4.1.1 and 4.1.2 and ARTICLE 5) any Idenix HCV Product or to incorporate any Idenix compound into any pharmaceutical product; (b) Novartis’ rights under Section 4.1.1 shall expire upon the expiration of the HCV Combination Trial Period, except with respect to those HCV Combination Clinical Trials commenced (i.e., first patient dosed) in accordance with this Agreement prior to the expiration of the HCV Combination Trial Period, which rights shall expire following the Completion of the relevant HCV Combination Clinical Trials; and (c) Novartis’ rights under Section 4.1.2 shall only apply with respect to Co-Labeling of Products for which an HCV Combination Clinical Trial was commenced prior to the expiration of the HCV Combination Trial Period.

4.2                                 Sublicenses.  Each Party shall be jointly and severally responsible with each of its licensees or sublicensees and Affiliates for failure by such licensee, sublicensee or Affiliate to comply with, and such Party guarantees to the other Party the compliance by each of its licensees, sublicensees and Affiliates with, all relevant restrictions, limitations and obligations in this Agreement.

4.3                                 License to Idenix.  Subject to the terms and conditions of this Agreement, Novartis hereby grants to Idenix, a perpetual, royalty free, fully paid up, worldwide, irrevocable (except as provided in Section 11.5.1(b)), sublicenseable, non-exclusive license under the Novartis HCV Studies Intellectual Property, to research, Develop, Manufacture and Commercialize Idenix HCV Products.  For the avoidance of doubt, nothing in this Agreement shall be deemed to grant Idenix the right to research, Develop, Manufacture or Commercialize any Novartis HCV Product or to incorporate any Novartis compound into any pharmaceutical product.  Novartis shall promptly disclose to Idenix all material Novartis HCV Studies Know-How which are subject to the foregoing license.

4.4                                 Survival of Licenses.  Upon the expiration of Novartis’ payment obligations under Section 6.2 with respect to each Idenix HCV Product in each country, the licenses granted to Novartis pursuant to Section 4.1.2 shall be perpetual and fully paid-up with respect to such Idenix HCV Product in such country.

4.5                                 No Other Rights; No Implied Licenses.  Only the licenses granted or retained pursuant to the express terms of this Agreement shall be of any legal force or effect.  No other license rights shall be created by implication, estoppel or otherwise.  Without limiting the foregoing, except for the rights expressly set forth in this Agreement, neither Party shall have any rights to any compounds or products owned or controlled by the other Party or its Affiliates or under any Know-How, Patent Rights or other intellectual property rights, in each case to the extent owned or controlled by the other Party or its Affiliates.  Notwithstanding anything to the contrary herein, Novartis will have no rights to or under any Know-How, Patent Rights or other intellectual property rights of any acquirer of Idenix, or any Affiliate of such acquirer, except for the licenses and rights expressly granted to Novartis under this Agreement with respect to (a) any Idenix HCV Compound Controlled by Idenix prior to the closing of such acquisition of Idenix; (b) any Idenix HCV Product that contains an Idenix HCV Compound described in clause (a); (c) any Idenix Know-How which is Controlled by Idenix prior to the closing of such acquisition of Idenix that relates to the Development, Manufacture and/or Commercialization of an Idenix

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

HCV Product described in clause (b); and (d) any Idenix Patent Right that Covers the Idenix Know-How described in clause (c).  The foregoing shall not limit a Party’s rights with respect to Joint Intellectual Property, except as expressly set forth in this Agreement.

ARTICLE 5
CLINICAL TRIALS

5.1                                 Right to Conduct Trials.  In furtherance of the licenses granted pursuant to ARTICLE IV, during the HCV Combination Trial Period Novartis shall have the right, in accordance with the procedures in this ARTICLE 5, to elect to conduct clinical trials in which a patient infected with HCV is treated with a Novartis HCV Product and an Idenix HCV Product (whether with or without one or more additional compounds or pharmaceutical products) where, if such trials were successfully completed, such Novartis HCV Product could be Co-Labeled with such Idenix HCV Product (each such clinical trial, an “HCV Combination Clinical Trial”, and such activities a “Combination”), including, for the avoidance of doubt, any and all clinical trials necessary or advisable to seek Regulatory Approvals for the applicable Novartis HCV Product.  In no event may Novartis use an Idenix HCV Product, nor conduct an HCV Combination Clinical Trial, to have lifted, or attempt to have lifted, a Clinical Hold from a Novartis HCV Product or Novartis HCV Compound or to change a full Clinical Hold to a partial Clinical Hold for a Novartis HCV Product or Novartis HCV Compound.

5.2                                 Dose Ranging Clinical Trials; Drug-Drug Interaction Studies; Development Plans.

5.2.1                        During the HCV Combination Trial Period, Idenix shall promptly provide written notice to Novartis following Completion of a POC Study with respect to any Idenix HCV Product, which notice shall include a statement as to whether Idenix, in good faith, is evaluating the continued Development of the applicable Idenix HCV Product.  In addition, Idenix shall promptly provide written notice to Novartis following commencement of the first Phase 2 Clinical Trial after the Completion of a POC Study with respect to any Idenix HCV Product, which notice shall include a statement as to whether or not such Phase 2 Clinical Trial is, or includes a component which is, a Dose Ranging Clinical Trial for such Idenix HCV Product.  Idenix shall also respond to reasonable requests by Novartis from time to time with an update as to the Development status of any Idenix HCV Product.

(a)                                  Within [**] days after the Completion of a Dose Ranging Clinical Trial conducted by Idenix or any Affiliate of Idenix on any Idenix HCV Product, Idenix shall provide to Novartis a copy of the relevant data and results generated from such Dose Ranging Clinical Trial with respect to the Idenix HCV Product that was the subject of such Dose Ranging Clinical Trial and the maximum safe and tolerable dosage and maximum safe and tolerable treatment duration of such Idenix HCV Product.

(b)                                 If, (i) such first Phase 2 Clinical Trial after the Completion of a POC Study with respect to such Idenix HCV Product is not, and does not include a component which is, a Dose Ranging Clinical Trial of such Idenix HCV Product, or (ii) following Completion of such POC Study, Idenix fails to use Diligent Efforts with respect to Development or Commercialization of the applicable Idenix HCV Product for

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

[**] consecutive months at any time after the Completion of the POC Study, then, in each such case (i.e., (i) or (ii)), Novartis may elect to conduct a Dose Ranging Clinical Trial of such Idenix HCV Product, in which case Novartis shall provide Idenix with a reasonably detailed development plan with respect to such Dose Ranging Clinical Trial to be conducted by Novartis and Novartis shall be solely responsible for such activities and all costs and expenses associated therewith.

5.2.2                        If Novartis is interested in conducting a Drug-Drug Interaction Study with a Novartis HCV Product and an Idenix HCV Product, Novartis shall provide Idenix with a reasonably detailed development plan with respect to the Drug-Drug Interaction Study(ies) to be conducted by Novartis.

5.2.3                        If Novartis is interested in conducting an HCV Combination Clinical Trial(s) with a Novartis HCV Product and an Idenix HCV Product to treat patients infected with HCV, Novartis shall provide Idenix with a reasonably detailed development plan with respect to the HCV Combination Clinical Trial(s) to be conducted by Novartis.

5.2.4                        Neither Party may conduct a Drug-Drug Interaction Study with a Novartis HCV Compound or Novartis HCV Product which is subject to a Regulatory Prohibition.

5.2.5                        In the event that Idenix delivers written notice to Novartis of its intention to abandon Development of an Idenix HCV Product, Novartis shall have a period of [**] months following receipt of such notice to provide Idenix with a reasonably detailed development plan with respect to a Dose Ranging Clinical Trial, Drug-Drug Interaction Study and/or HCV Combination Clinical Trial(s) which Novartis intends to conduct, and if Novartis fails to do so it will no longer have the right to conduct Dose Ranging Clinical Trials, Drug-Drug Interaction Studies or HCV Combination Clinical Trials using such Idenix HCV Product.

5.2.6                        Novartis shall deliver any development plan required to be delivered by Novartis pursuant to this Section 5.2 at least [**] days before the earlier of the commencement, or the anticipated commencement, of the relevant Dose Ranging Clinical Trial, Drug-Drug Interaction Study or HCV Combination Clinical Trial.  Idenix shall have the right to review and comment on any development plan delivered by Novartis pursuant to this Section 5.2, and Novartis shall consider in good faith any such comments received within [**] days after receipt of such development plan by Idenix and prior to commencing any HCV Combination Clinical Trial(s), Drug-Drug Interaction Study or Dose Ranging Clinical Trial.

5.2.7                        In no event shall a Party dose subjects in a Drug-Drug Interaction Study or an HCV Combination Clinical Trial with a dose of the relevant Idenix HCV Product that is greater than the maximum safe and tolerable dose for such Idenix HCV Product determined through the Dose Ranging Clinical Trial conducted in accordance with Section 5.2.1 or with such Idenix HCV Product for a duration that is longer than the maximum safe and tolerable treatment duration determined through the Dose Ranging Clinical Trial conducted in accordance with Section 5.2.1.  The Parties agree and acknowledge that the Dose Ranging Clinical Trial for IDX184 was conducted prior to the Effective Date, and therefore no Dose Ranging Clinical Trial for IDX184 need be conducted in accordance with Section 5.2.1 of this Agreement, and that the maximum safe and tolerable dose for IDX184 is [**] and the maximum safe and tolerable treatment duration for IDX184 is [**].

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

5.3                                 Conduct of Clinical Trials.

5.3.1                        Novartis may conduct the activities set forth in any development plan with respect to a Dose Ranging Clinical Trial, a Drug-Drug Interaction Study or an HCV Combination Clinical Trial involving an Idenix HCV Product described in Section 5.2 (and any ancillary activities reasonably related thereto), and Novartis shall be solely responsible for such activities and all costs and expenses associated therewith; provided, that (a) if permitted by applicable Law, at Novartis’ election, a separate IND may be filed by Novartis to conduct such study(ies) or if not so permitted or Novartis does not so elect, Novartis shall be entitled to rely on and reference any IND held by Idenix or its Affiliates with respect to the applicable Idenix HCV Product and only for the purposes of conducting the relevant study(ies); (b) without limiting the foregoing clause (a), Idenix hereby grants Novartis a right of reference to its regulatory filings made in connection with the applicable Idenix HCV Product, solely for purposes of Novartis’ regulatory filings in connection with such study(ies) and the Development, Manufacture and/or Commercialization of any Novartis HCV Product which is the subject of such study(ies), and Idenix agrees to use Commercially Reasonable Efforts to assist Novartis, at Novartis’ reasonable request and expense, with respect to such regulatory filings; (c) Idenix, at its sole expense, shall provide Novartis with analytical support in any Drug-Drug Interaction Study(ies) of the relevant Idenix HCV Product with the relevant Novartis HCV Product; (d) Idenix shall provide Novartis with copies of the investigator brochure for such Idenix HCV Product; (e) Idenix shall promptly, on request, provide Novartis with copies of all correspondence with Regulatory Authorities (other than (i) commercially sensitive information, (ii) trade secrets and (iii) other information which is not applicable or relevant to the use of the relevant Idenix HCV Product) relating to such Idenix HCV Product; (f) Idenix shall promptly, upon request, provide Novartis with relevant data from prior clinical trials involving the relevant Idenix HCV Product (other than (i) commercially sensitive information, (ii) trade secrets and (iii) other information which is not applicable or relevant to the use of such Idenix HCV Product), including reports sent to any data and safety monitoring board; (g) Idenix shall otherwise use Commercially Reasonable Efforts to assist Novartis, at Novartis’ reasonable request and expense, with respect to such study(ies); and (h) Novartis shall promptly (within no more than [**] days) after the completion of each material activity set forth in the applicable development plan or the completion of any pre-clinical study conducted under Section 4.1.1, share with Idenix the material results of such activity or study.

5.3.2                        Notwithstanding anything herein to the contrary, in the event that any pre-clinical study(ies), Dose Ranging Clinical Trials or Drug-Drug Interaction Study conducted by Novartis pursuant to Section 4.1.1 above or any HCV Combination Clinical Trial(s) produces unexpected negative results, Novartis shall share such results with Idenix immediately.

5.3.3                        Neither Party may make any submission of any clinical data of the other Party to any Regulatory Authority, any data and safety monitoring board or any clinical investigators, without, to the extent possible, providing prior notice of such submission to the other Party and offering to include such other Party in the relevant interactions with such Regulatory Authority, data and safety monitoring board or clinical investigator, and each Party shall be responsible for any submissions of its clinical data as may be required by applicable law.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

5.4                                 Limitations on HCV Combination Clinical Trials.

5.4.1                        With Respect to Alisporivir.  Novartis shall not conduct any HCV Combination Clinical Trial with Alisporivir and any Idenix HCV Product unless (a) no Regulatory Authority has imposed a Regulatory Prohibition on the use of Alisporivir; (b) a Dose-Ranging Clinical Trial has been conducted and Completed with Alisporivir; (c) a Drug-Drug Interaction Study has been conducted and Completed with Alisporivir and the relevant Idenix HCV Product and data has been shared between the Parties with respect to such study (and no such Drug-Drug Interaction Study shall be conducted until a Dose-Ranging Clinical Trial has been Completed with Alisporivir and a Dose-Ranging Clinical Trial has been Completed with the relevant Idenix HCV Product); (d) the latest investigator brochure for Alisporivir has been provided to Idenix at least [**] days prior to the commencement of such HCV Combination Clinical Trial; (e) all correspondence with Regulatory Authorities (other than (i) commercially sensitive information, (ii) trade secrets and (iii) other information which is not applicable or relevant to the use of Alisporivir) relating to Alisporivir have been provided to Idenix at least [**] days prior to the commencement of such HCV Combination Clinical Trial; (f) relevant data from prior clinical trials involving Alisporivir have been provided to Idenix (other than (i) commercially sensitive information, (ii) trade secrets and (iii) other information which is not applicable or relevant to the use of Alisporivir), including reports sent to independent data and safety monitoring board(s) at least [**] days prior to the commencement of such HCV Combination Clinical Trial; and (g) either (i) Idenix’s chief medical officer and Novartis’ global program head for hepatitis (or the successor role) agree that each of Alisporivir and the relevant Idenix HCV Product has a safety profile which allows initiation of such HCV Combination Trial or (ii) if such mutual agreement cannot be reached, a Data and Safety Monitoring Board shall determine, by a majority vote, that each of Alisporivir and the relevant Idenix HCV Product has a safety profile which would allow initiation of such HCV Combination Trial.  With respect to subclause (c) above, the Drug-Drug Interaction Study may be conducted by either Party, with the results of such study to be shared with the other Party within [**] days following the Completion of such study.  The other Party may review and comment on data which is shared with such Party in respect of such Drug-Drug Interaction Study, including with respect to acceptable dosing regimens for such combination, but the Party conducting such Drug-Drug Interaction Study will have the right in its sole discretion to make any relevant determinations in respect of such clinical study (subject to Section 5.2 and the last sentence of Section 5.1).  The expenses of such clinical study shall be borne by the Party which conducts such clinical study.

5.4.2                        With Respect to Other Novartis HCV Products and Compounds. With respect to all other Novartis HCV Products or Novartis HCV Compounds other than Alisporivir, Novartis shall not conduct any HCV Combination Clinical Trial with such Novartis HCV Product or Novartis HCV Compound and any Idenix HCV Product unless (a) no Regulatory Authority has imposed a Regulatory Prohibition on the use of such Novartis HCV Product or Novartis HCV Compound; (b) a Dose-Ranging Clinical Trial has been conducted and Completed with such Novartis HCV Product or Novartis HCV Compound; (c) a Drug-Drug Interaction Study has been conducted and Completed with such Novartis HCV Product or Novartis HCV Compound and the relevant Idenix HCV Product and data has been shared between the Parties with respect to such study (and no such Drug-Drug Interaction Study shall be conducted until a Dose-Ranging Clinical Trial has been Completed with such Novartis HCV Product or Novartis HCV Compound and a Dose-Ranging Clinical Trial has been Completed with the relevant Idenix

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

HCV Product); (d) the latest investigator brochure for such Novartis HCV Product or Novartis HCV Compound has been provided to Idenix at least [**] days prior to the commencement of such HCV Combination Clinical Trial; (e) all correspondence with Regulatory Authorities (other than (i) commercially sensitive information, (ii) trade secrets and (iii) other information which is not applicable or relevant to the use of such Novartis HCV Product or Novartis HCV Compound) relating to such Novartis HCV Product or Novartis HCV Compound have been provided to Idenix at least [**] days prior to the commencement of such HCV Combination Clinical Trial; and (f) relevant data from prior clinical trials involving such Novartis HCV Product or Novartis HCV Compound have been provided to Idenix (other than (i) commercially sensitive information, (ii) trade secrets and (iii) other information which is not applicable or relevant to the use of such Novartis HCV Product or Novartis HCV Compound), including reports sent to independent data and safety monitoring board(s) at least [**] days prior to the commencement of such HCV Combination Clinical Trial.  With respect to subclause (c) above, the Drug-Drug Interaction Study may be conducted by either Party, with the results of such study to be shared with the other Party within [**] days following the Completion of such study.  The other Party may review and comment on data which is shared with such Party in respect of such Drug-Drug Interaction Study, including with respect to acceptable dosing regimens for such combination, but the Party conducting such Drug-Drug Interaction Study will have the right in its sole discretion to make any relevant determinations in respect of such clinical study (subject to Section 5.2 and the last sentence of Section 5.1).  The expenses of such clinical study shall be borne by the Party which conducts such clinical study.

5.5                                 Agreements.

5.5.1                        Supply and Quality Agreements.  At Novartis’ request in connection with any Dose Ranging Clinical Trial, Drug-Drug Interaction Study, HCV Combination Clinical Trial or any other activities that are contemplated by this ARTICLE V to be conducted by Novartis, the Parties shall, in good faith, use Commercially Reasonable Efforts to negotiate and enter into a supply agreement and, if necessary, a quality agreement pursuant to which Idenix will supply reasonable quantities of the applicable Idenix HCV Product to Novartis to perform HCV Combination Clinical Trials, at a price equal to [**] percent ([**]%) of COGs for such Idenix HCV Product, on the terms and conditions set forth in the Term Sheet attached hereto as Exhibit G.

5.5.2                        Pharmacovigilance Agreement.  Prior to the commencement of the first HCV Combination Clinical Trial, the first Drug-Drug Interaction Study conducted by either Party, or the first Dose Ranging Clinical Trial conducted by Novartis on an Idenix HCV Product, hereunder, the Parties shall, in good faith, use Commercially Reasonable Efforts to negotiate and enter into a pharmacovigilance agreement pursuant to which the Parties shall share all safety data with respect to the applicable Novartis HCV Product and Idenix HCV Product, which either Party may use to comply with any regulatory obligation.

5.5.3                        Development, Manufacturing and Commercialization Agreement.  Following Novartis’ receipt, and Novartis’ provision to Idenix, of end of treatment data from at least one HCV Combination Clinical Trial with respect to an Idenix HCV Product and a Novartis HCV Product, if Novartis requests in writing, the Parties shall, in good faith negotiate a development, manufacturing and commercialization agreement under which Idenix would grant

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Novartis the right to develop, manufacture and commercialize such Idenix HCV Product and such Novartis HCV Product as a Combination Therapy consisting of such Idenix HCV Product (or a compound therein) and such Novartis HCV Product (or a compound therein); provided, however, that neither Party shall have an obligation to negotiate such an agreement for more than one hundred eighty (180) days after Idenix’s receipt of Novartis notice requesting such a negotiation.

5.6                                 Intellectual Property Ownership.  Ownership of all inventions, know-how, Patent Rights and any other intellectual property arising from a pre-clinical study under Section 4.1.1(a), Dose Ranging Clinical Trial, HCV Combination Clinical Trial or Drug-Drug Interaction Study conducted hereunder shall be based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws.  Specifically: (i) inventions invented solely by or on behalf of a Party shall be owned solely by such Party; and (ii) inventions invented jointly by or on behalf of the Parties shall be owned jointly by the Parties, with each Party owning an undivided half interest, without a duty of accounting or an obligation to seek consent from the other Party for the exploitation or license thereof (subject to the licenses granted in this Agreement).  Notwithstanding the foregoing, the Parties hereby agree that any inventions, know-how, Patent Rights and any other intellectual property arising from a pre-clinical study under Section 4.1.1(a), Dose Ranging Clinical Trial, HCV Combination Clinical Trial or Drug-Drug Interaction Study conducted by or on behalf of a Party or its Affiliates hereunder: (a) that are primarily related to a Novartis HCV Product (the “Novartis Inventions”) shall be owned solely by Novartis and (b) that are primarily related to an Idenix HCV Product (the “Idenix Inventions”) shall be owned solely by Idenix.  Idenix, on behalf of itself and its Affiliates, hereby assigns all of its rights title and interest in the Novartis Inventions to Novartis.  Novartis, on behalf of itself and its Affiliates, hereby assigns all of its rights, title and interest in the Idenix Inventions to Idenix.  Each Party shall sign or use Commercially Reasonable Efforts to have signed all legal documents necessary to perfect such assignments.

5.7                                 Dispute Resolution.  In the event of any dispute with respect to any clinical or medical matters covered by this Article V, the Parties shall negotiate in good faith to seek to resolve such dispute.  If such dispute is not resolved within [**] days following the initiation of such good faith discussions, either Party may elect to have the dispute submitted to a Data and Safety Monitoring Board for resolution and neither Party shall take action with respect to the disputed matter until such dispute is resolved by such Data and Safety Monitoring Board.  The Parties shall establish the Data and Safety Monitoring Board promptly after the first such dispute arises.

5.8                                 Licenses Granted by Idenix.  The granting of a license under any relevant Idenix Intellectual Property by Idenix or its Affiliates shall not reduce Idenix’s obligations set forth in this Article V.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

ARTICLE 6
PAYMENT TERMS

6.1                                 Intentionally Omitted.

6.2                                 Payments by Idenix.

6.2.1                        Patent Royalties.  In consideration of the release by Novartis of its rights, licenses and options under the Terminated Agreements and the amendment by Novartis of the Existing Stockholders Agreement, Idenix shall pay Novartis the following payments if, at the time of sale of such Idenix HCV Product (on a country-by-country basis), such Idenix HCV Product is Covered by a Valid Claim of any Idenix Patent Right in such country (which payments shall be subject to offsetting payments by Novartis to Idenix in consideration of the rights granted by Idenix to Novartis to conduct HCV Combination Clinical Trials, which offsetting payments are incorporated in this Section 6.2.1 through the determination of Adjusted Net Sales and the methodology for calculating payments by Idenix to Novartis):

(a)                                  subject to clause (b), [**]% of Adjusted Net Sales of any Idenix HCV Product containing IDX184, whether such Idenix HCV Product has IDX184 as its sole active ingredient or is a Combination Therapy containing IDX184 along with any other active ingredient(s) which are not Controlled by Idenix or any of its Affiliates;

(b)                                 [**]% of Adjusted Net Sales of any Idenix HCV Product which is a Combination Therapy containing two or more Idenix HCV Compounds (including, if applicable, IDX184); and

(c)                                  subject to clause (b), [**]% of Adjusted Net Sales of any Idenix HCV Product containing an Idenix HCV Compound other than IDX184, whether such Idenix HCV Product has such Idenix HCV Compound as its sole active ingredient or is a Combination Therapy containing such Idenix HCV Compound along with any other active ingredient(s) which are not Controlled by Idenix or any of its Affiliates.

6.2.2                        Know-How Royalties.  In consideration of the release by Novartis of its rights, licenses and options under the Terminated Agreements and the amendment by Novartis of the Existing Stockholders Agreement, Idenix shall pay Novartis the following payments for sales made within ten (10) years after First Commercial Sale (on a country-by-country basis) of such Idenix HCV Product if, at the time of such sale in such country, such Idenix HCV Product is not Covered by a Valid Claim of any Idenix Patent Right in such country (which payments shall be subject to offsetting payments by Novartis to Idenix in consideration of the rights granted by Idenix to Novartis to conduct HCV Combination Clinical Trials, which offsetting payments are incorporated in this Section 6.2.2 through the determination of Adjusted Net Sales and the methodology for calculating payments by Idenix to Novartis):

(a)                                  subject to clause (b), [**]% of Adjusted Net Sales of any Idenix HCV Product containing IDX184, whether such Idenix HCV Product has IDX184 as its sole active ingredient or is a Combination Therapy containing IDX184 along with any other active ingredient(s) which are not Controlled by Idenix or any of its Affiliates;

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

(b)                                 [**]% of Adjusted Net Sales of any Idenix HCV Product which is a Combination Therapy containing two or more Idenix HCV Compounds (including, if applicable, IDX184); and

(c)                                  subject to clause (b), [**]% of Adjusted Net Sales of any Idenix HCV Product containing an Idenix HCV Compound other than IDX184, whether such Idenix HCV Product has such Idenix HCV Compound as its sole active ingredient or is a Combination Therapy containing such Idenix HCV Compound along with any other active ingredient(s) which are not Controlled by Idenix or any of its Affiliates.

Examples of the calculations of the payments to be made pursuant to the provisions of this Section 6.2 are set forth in Exhibit H.

6.3                                 Reporting of Net Sales.

6.3.1                        Reporting by Idenix.  During any period while royalties are due under Section 6.2, Idenix shall provide to Novartis quarterly reports detailing its Net Sales (and adjustments thereto) with respect to each Idenix HCV Product with respect to which royalties are due in accordance with Section 6.2, on a country-by-country basis.  Such reports shall be due within [**] days after the end of the relevant Calendar Quarter.  Royalties shall be paid by Idenix no later than [**] days after the end of the relevant Calendar Quarter.  The format for such reports shall be mutually agreed by the Parties in good faith; provided, that such reports shall include, at a minimum, both Net Sales and gross sales on a country-by-country and Idenix HCV Product-by-Idenix HCV Product basis, in the applicable local currency(ies) for such sales and in United States Dollars and the calculation of royalties with respect thereto.

6.3.2                        Tracking and Reporting of Prescriptions for Co-Labeled Products.  Idenix shall be responsible for tracking Prescriptions and Co-Prescriptions of Idenix HCV Products Co-Labeled and Co-Prescribed with Novartis HCV Products or Idenix HCV Products (based on data provided by the relevant Data Sources) with respect to which royalties are due in accordance with Section 6.2, on a country-by-country basis.  During any period while royalties are due under Section 6.2, Idenix shall provide to Novartis quarterly reports detailing sales of each Idenix HCV Product with respect to which royalties are due in accordance with Section 6.2, on a country-by-country basis, including all relevant Prescription and Co-Prescription data based upon which such royalties are calculated.  Such reports shall be due within [**] days after the end of the relevant Calendar Quarter.  The format for such reports shall be mutually agreed by the Parties in good faith.  Idenix shall bear all the Out-of-Pocket Costs borne by it for the tracking and reporting described in this Section 6.3.2.

6.4                                 Audits.  Each Party shall keep, and shall cause its Affiliates, licensees and sublicensees to keep, complete and accurate records of the underlying Net Sales data relating to the reports and payments required by Section 6.2 or Exhibit D (including any Prescription or Co-Prescription Data collected by Idenix pursuant to Section 6.3.2).  Each Party will [**] have the right to have an internationally-recognized independent, certified public accountant, selected by such Party and reasonably acceptable to the other Party (the “Auditor”), review any such records of the other Party, its Affiliates, licensees and sublicensees in the location[s] where such records are maintained by the other Party, its Affiliates, licensees and sublicensees upon reasonable

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

notice and during regular business hours and under obligations of confidence, for the sole purpose of verifying the basis and accuracy of payments made under Section 6.2 or Exhibit D within the prior [**] month period.  Before beginning its audit, the Auditor shall execute an undertaking reasonably acceptable to the audited Party by which the Auditor agrees to keep confidential all information reviewed during the audit.  The Auditor shall have the right to disclose to the auditing Party only its conclusions regarding any payments owed under this Agreement.  If the review of such records reveals that the audited Party has failed to accurately report information pursuant to Section 6.3 with respect to Adjusted Net Sales described in Section 6.2, or pursuant to Exhibit D with respect to payments pursuant to Exhibit D, then the audited Party shall promptly pay to the auditing Party any resulting amounts due under Section 6.2 or Exhibit D, together with interest calculated in the manner provided in Section 6.9.  The auditing Party shall be responsible for the costs of any such review; provided, however, that if the audited Party’s under-reporting results in an under-payment and any such under-payment is greater than [**] percent ([**]%) of the amounts actually due for the reviewed period under Section 6.2 or Exhibit D, as applicable, the audited Party shall pay all of the costs of such review.

6.5                                 Tax Matters.  The Parties shall use all reasonable and legal efforts to reduce or optimize tax withholding, to the extent permitted by applicable Law, on payments made pursuant to this Agreement.  Each Party agrees to cooperate in good faith to provide the other Party with such documents and certifications as are reasonably necessary to enable such other Party to minimize any withholding tax obligations and/or liabilities.  The Parties will reasonably cooperate in providing one another with documentation of the payment of any withholding taxes paid pursuant to this Section 6.5 and in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable Law in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment.

6.6                                 United States Dollars.  All dollar ($) amounts specified in this Agreement are United States Dollar amounts.  All payments shall be made in United States Dollars.

6.7                                 Currency Exchange.  With respect to Net Sales invoiced and/or expense incurred, all amounts shall be expressed in United States Dollars.  When conversion of payments from any foreign currency is required to be undertaken by Novartis, the United States Dollar equivalent shall be calculated using Novartis’ then-current standard exchange rate methodology as applied in its external reporting.  When conversion of payments from any foreign currency is required to be undertaken by Idenix, the United States Dollar equivalent shall be calculated using Idenix’s then-current standard exchange rate methodology as applied in its external reporting.

6.8                                 Certain Payment Procedures.  Either Party may designate an Affiliate thereof as the recipient of any amounts payable hereunder to such Party.  If at any time legal restrictions in any country prevent the prompt remittance of any payments due pursuant to this Agreement, the paying Party shall have the right and option to make such payments by depositing the amount thereof in local currency to the receiving Party’s account in a bank or depository in such country designated by the receiving Party, or, if none is designated by the receiving Party within [**] days, in a recognized banking institution selected by the paying Party, its Affiliates, licensees or sublicensees, as the case may be, and identified in a written notice given to the receiving Party.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

6.9                                 Late Payments.  The paying Party shall pay interest to the receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of [**] percent ([**]%) per month or the highest rate permitted by applicable Law, compounded monthly, calculated on the number of days such payments are paid after the date such payments are due.

ARTICLE 7
INTELLECTUAL PROPERTY PROTECTION

7.1                                 Prosecution and Maintenance of Joint Patent Rights.

7.1.1                        With respect to any Joint Patent Rights, the Parties shall consult with each other regarding the filing, prosecution and maintenance of any Patents and Patent Applications, and responsibility for such activities shall be the obligation of Novartis.  Novartis shall undertake such filings, prosecutions and maintenance in the names of both Parties as co-owners.  Each of Novartis and Idenix shall bear one-half (½) of all Out-of-Pocket Costs (including legal fees and expenses) with respect to such Joint Patent Rights.  Novartis shall have the following obligations with respect to the filing, prosecution and maintenance of Patent Applications and Patents on any such Joint Patent Rights:  (i) Novartis shall permit Idenix to review and comment at least [**] weeks prior to the filing of any priority Patent Application by Novartis; (ii) Novartis shall notify Idenix within [**] days after the filing of a Patent Application by Novartis; (iii) Novartis shall notify Idenix within [**] months from the filing of the priority Patent Application whether and in which countries it intends to file convention Patent Applications; (iv) Novartis shall provide Idenix promptly with copies of all communications received from or filed in patent offices with respect to such filings; and (v) Novartis shall provide Idenix, a reasonable time prior to taking or failing to take action that would affect the scope or validity of rights under any Patent Applications or Patents (including but not limited to substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional Patent Application, abandoning any Patent or not filing or perfecting the filing of any Patent Application in any country), with notice of such proposed action or inaction so that Idenix has a reasonable opportunity to review and make comments, and take such actions as may be appropriate in the circumstances.  In the event that Novartis materially breaches the foregoing obligations and such breach is not cured within [**] days of a written notice from Idenix to Novartis describing such breach, or in the event that Novartis fails to undertake the filing of a Patent Application within [**] days of a written request by Idenix to do so, Idenix may assume Novartis’ responsibility for filing, prosecution and maintenance of any such Joint Patent Right.  Notwithstanding the foregoing, Novartis may withdraw from or abandon any Patent or Patent Application relating to any Joint Patent Rights on [**] days prior notice to Idenix, providing a free-of-charge option to assume the prosecution or maintenance thereof; the Out-of-Pocket Costs (including legal fees and expenses) incurred thereafter shall be borne entirely by Idenix if Idenix assumes such option.  The Parties agree that any of the periods of time specified in this Section 7.1 shall be shortened as may be required to ensure that rights in the relevant Joint Patent Right are not lost.

7.1.2                        Cooperation.  Each Party agrees to cooperate with the other with respect to the preparation, filing, prosecution and maintenance of Patents and Patent Applications pursuant to this Section 7.1, including, without limitation, the execution of all such documents and instruments and the performance of such acts (and causing its relevant employees to execute

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

such documents and instruments and to perform such acts) as may be reasonably necessary in order to permit the other Party to continue any preparation, filing, prosecution or maintenance of Joint Patent Rights that such Party has elected not to pursue as provided for in Section 7.1.1.  The Parties shall agree on which of the Joint Patent Rights for which to seek an extension of term and the Parties shall bear the costs thereof in the same manner as the Parties bear the expenses for the filing, prosecution and maintenance of such Patent Rights in accordance with the provisions of this Section 7.1.

7.1.3                        Regulatory Matters and Extensions.  Each Party shall provide to the other Party prompt notice of the issuance of any Joint Patent Right, giving the date of issue and patent number for each such Joint Patent Right.  Similarly, the Parties shall provide to each other prompt notice of Patent term extensions with respect to any Joint Patent Right in any country.  The Parties shall determine whether to proceed in the filing of appropriate listing documents for Joint Patent Rights, and Parties shall cooperate in the preparation and filing of any Joint Patent Right listings.  The Parties shall agree on which of the Joint Patent Rights for which to seek an extension of term, and the Parties shall cooperate and bear the costs thereof in the same manner as the Parties bear the expenses for the filing, prosecution and maintenance of such Joint Patent Rights in accordance with the provisions of this Section 7.1.

7.2                                 Third Party Infringement.  If either Party or its Affiliates shall learn that any Third Party is violating the Joint Intellectual Property, then the Party (or its Affiliate) becoming so informed shall promptly notify the other Party in writing of this claim or assertion and shall provide such other Party with all available evidence supporting such known or suspected infringement or unauthorized use.  The Parties shall cooperate and shall mutually agree upon an appropriate course of action with respect to the institution and direction of legal proceedings against any Third Parties who are infringing the Joint Intellectual Property.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1                                 Representations and Warranties of Idenix.  Idenix US and Idenix Cayman hereby jointly and severally represent and warrant, as of the Effective Date, to Novartis as follows; provided, however, that, the Parties agree and acknowledge that Idenix Cayman is not a party to the Stockholders Agreement and that the representations and warranties below shall not be construed as applying to Idenix Cayman with respect to the Stockholders Agreement:

8.1.1                        Organization, Good Standing and Qualification.  Each of Idenix US and Idenix Cayman is, respectively, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and a company duly organized, validly existing and in good standing under the laws of the Cayman Islands.  Each of Idenix US and Idenix Cayman has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted, to enter into this Agreement and the Stockholders Agreement and to carry out its obligations hereunder and thereunder.  Each of Idenix US and Idenix Cayman is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or property makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to materially adversely affect the ability of Idenix US and Idenix Cayman to consummate the transactions contemplated hereby and thereby.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

8.1.2                        Authorization, Execution and Delivery.  All corporate action on the part of each of Idenix US, Idenix Cayman and their respective officers and directors necessary for the (i) authorization, execution and delivery of this Agreement and the Stockholders Agreement, and (ii) performance of the obligations of each of Idenix US and Idenix Cayman contemplated hereby and thereby, in the case of clauses (i) and (ii) above, have been taken.  This Agreement and the Stockholders Agreement have been validly executed, delivered and authorized by each of Idenix US and Idenix Cayman.  This Agreement and the Stockholders Agreement, assuming they each constitute a valid and legally binding obligation of Novartis, each constitute a valid and legally binding obligation of each of Idenix US and Idenix Cayman, enforceable against each of Idenix US and Idenix Cayman in accordance with their terms, except as the enforcement hereof or thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or (B) equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

8.1.3                        No Conflict.  Neither the execution, delivery and performance by Idenix US or Idenix Cayman of this Agreement and the Stockholders Agreement, nor the consummation by Idenix US or Idenix Cayman of the transactions contemplated hereby and thereby, nor the compliance by Idenix US or Idenix Cayman with any of the provisions hereof or thereof, will:

(a)                                  violate or conflict with any Law applicable to Idenix US, Idenix Cayman or any of their respective Subsidiaries, or any judgment, injunction, ruling, charge, order or decree (“Judgment”) applicable to Idenix US, Idenix Cayman or any of their respective Subsidiaries;

(b)                                 conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material agreement, document, instrument, contract (whether oral or written), license, note, indenture, mortgage, lease, sublease or other legally binding instrument (“Contract”) to which Idenix US or Idenix Cayman is a party or under which Idenix US, Idenix Cayman or any of their respective assets, is bound or affected; or

(c)                                  conflict with or violate any provision of the current applicable Restated Certificate or Amended and Restated By-laws of Idenix US, or of the Certificate of Incorporation, Memorandum of Association or Articles of Association of Idenix Cayman.

8.1.4                        Consents.  No consents, approvals or authorizations (“Consents”) of, (i) or registration, qualification, designation, declaration, notification or filing with, any federal, state, local, municipal or foreign court of competent jurisdiction, governmental agency, authority, instrumentality, regulatory body, stock market or stock exchange (each a “Governmental Entity”) or (ii) any party to any Contract to which Idenix US, Idenix Cayman or any of their respective Subsidiaries is a party or by which it is bound, in the case of clauses (i) and (ii) above,

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

is required in connection with the valid execution, delivery or performance of this Agreement and the Stockholders Agreement by Idenix US or Idenix Cayman, or the consummation of the transactions contemplated hereby and thereby, except such Consents of, (x) or registrations, qualifications, designations, declarations, notifications or filings with, any Governmental Entity or (y) any parties to any Contract to which Idenix US, Idenix Cayman or any of their respective Subsidiaries, is a party or by which Idenix US or Idenix Cayman is bound, in the case of clauses (x) and (y), the failure of which Consents to obtain, or registrations, qualifications, designations, declarations, notifications or filings to make, would not be reasonably likely to materially and adversely affect the ability of the Parties to consummate the transactions contemplated hereby and thereby.

8.1.5                        Patent Rights.  To the best of its knowledge the Patent Rights listed in Exhibits Y, Z, and AA of Amendment No. 4 of the DLCA are a complete list of all Patent Rights owned, co-owned or licensed in by Idenix and its Affiliates, or under their Control, relating to LdT Products as of September 28, 2007.  The Patent Rights listed in Exhibit I are a complete list of all Patent Rights owned, co-owned or licensed in by Idenix and its Affiliates, or under their Control, relating to LdT Products as of the Effective Date.

8.2                                 Representations and Warranties of Novartis.  Novartis hereby represents and warrants, as of the Effective Date, to Idenix as follows:

8.2.1                        Organization, Good Standing and Qualification.  Novartis is an aktiengesellschaft duly organized, validly existing and in compliance with the laws of Switzerland.  Novartis has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted, to enter into this Agreement and the Stockholders Agreement and to carry out its obligations hereunder and thereunder.  Novartis is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or property makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to materially adversely affect the ability of Novartis to consummate the transactions contemplated hereby and thereby.

8.2.2                        Authorization, Execution and Delivery.  All corporate action on the part of Novartis and its officers and directors necessary for the (i) authorization, execution and delivery of this Agreement and the Stockholders Agreement, and (ii) performance of the obligations of Novartis contemplated hereby and thereby, in the case of clauses (i) and (ii) above, have been taken.  This Agreement and the Stockholders Agreement have been validly executed, delivered and authorized by Novartis.  This Agreement, assuming it constitutes a valid and legally binding obligation of each of Idenix US and Idenix Cayman, and the Stockholders Agreement, assuming it constitutes a valid and legally binding obligation of Idenix US, each constitute a valid and legally binding obligation of Novartis, enforceable against Novartis in accordance with their terms, except as the enforcement hereof or thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or (B) equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

8.2.3                        No Conflict.  Neither the execution, delivery and performance by Novartis of this Agreement and the Stockholders Agreement, nor the consummation by Novartis of the transactions contemplated hereby and thereby, nor the compliance by Novartis with any of the provisions hereof and thereof, will:

(a)                                  violate or conflict with any Law applicable to Novartis or any of its Subsidiaries, or Judgment applicable to Novartis or any of its Subsidiaries;

(b)                                 conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material Contract to which Novartis is a party or under which Novartis or any of its Subsidiaries is bound or affected; or

(c)                                  conflict with or violate any provision of the Articles of Incorporation or by-laws of Novartis.

8.2.4                        Consents.  No Consents of, (i) or registration, qualification, designation, declaration, notification or filing with, any Governmental Entity or (ii) any party to any Contract to which Novartis is a party or by which it is bound, in the case of clauses (i) and (ii) above, is required in connection with the valid execution, delivery or performance of this Agreement and the Stockholders Agreement by Novartis or the consummation of the transactions contemplated hereby and thereby, except such Consents of, (x) or registrations, qualifications, designations, declarations, notifications or filings with, any Governmental Entity or (y) any parties to any Contract to which Novartis is a party or by which Novartis is bound, in the case of clauses (x) and (y), the failure of which Consents to obtain, or registrations, qualifications, designations, declarations, notifications or filings to make, would not be reasonably likely to materially and adversely affect the ability of the Parties to consummate the transactions contemplated hereby and thereby.

8.3                                 Disclaimer of Representations and Warranties.  Nothing in this Agreement shall be construed as a representation made or warranty given by either Party that any Patents will issue based on pending Patent Applications or that any such pending Patent Applications or Patents issued thereon will be valid.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTIONS 8.1 OR 8.2, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

ARTICLE 9
CONFIDENTIALITY

9.1                                 Confidentiality Obligations.  All Confidential Information disclosed by a Party to the other Party during the term of the DLCA or the term of this Agreement shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement or the Stockholders Agreement, shall be maintained in confidence by the receiving Party (except to the extent reasonably necessary for Regulatory Approval of the Products or for the filing,

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

prosecution and maintenance of Patent Rights, in each case consistent with the terms of this Agreement), and shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing Party, except to the extent that the Confidential Information (as determined by competent documentation):

(a)                                  was known or used by the receiving Party prior to its date of disclosure to the receiving Party; or

(b)                                 either before or after the date of the disclosure to the receiving Party, is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of such Confidential Information; or

(c)                                  either before or after the date of the disclosure to the receiving Party, becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business), without the receiving Party or its Affiliates, licensees or sublicensees violating this ARTICLE 9; or

(d)                                 is independently developed by or for the receiving Party without reference to or reliance upon the disclosing Party’s Confidential Information.

Notwithstanding anything set forth herein to the contrary, this ARTICLE 9 shall not prohibit the receiving Party from disclosing Confidential Information of the disclosing Party that is required to be disclosed by the receiving Party to comply with applicable Laws, to defend or prosecute litigation or to comply with governmental regulations; provided that, to the extent practicable, the receiving Party provides prior written notice of such disclosure to the disclosing Party and assists the disclosing Party in its reasonable and lawful efforts to avoid and/or minimize the degree of such disclosure.  Notwithstanding anything set forth herein to the contrary, this ARTICLE 9 shall not prohibit Idenix or Idenix SARL from disclosing the terms of this Agreement to Universita di Cagliari, CNRS, UM II and UAB as required under the agreements between or among Idenix, Idenix SARL and/or such parties that are set forth on Exhibit F, as such agreements may be amended from time to time as permitted hereunder.

9.2                                 Employee and Advisor Obligations.  Each Party agrees that it shall provide Confidential Information received from the other Party only (a) to its employees, consultants and advisors, and to the employees, consultants and advisors of such Party’s Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential under terms no less restrictive than those set forth herein, or (b) as otherwise expressly permitted by this Agreement.

9.3                                 Term.  All obligations of confidentiality imposed under this ARTICLE 9 shall expire [**] years following termination or expiration of this Agreement.

9.4                                 Publications.  With respect to scientific publications of any information obtained by a Party pursuant to ARTICLE 5 (i.e., from the other Party or pursuant to any HCV Combination Clinical Trial or Drug-Drug Interaction Study conducted hereunder), each Party shall first submit to the other Party an early draft of all such publications, whether they are to be presented orally or in written form, at least [**] days prior to submission for publication.  Each

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Party shall review each such proposed publication in order to avoid the unauthorized disclosure of a Party’s Confidential Information and to preserve the patentability of inventions arising from the collaboration.  If, as soon as reasonably possible but no longer than [**] days following receipt of an advance copy of a Party’s proposed publication, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party which the publishing Party is not authorized to disclose, then such Party shall delete such Confidential Information from its proposed publication.  If, as soon as reasonably possible but no longer than [**] days following receipt of an advance copy of a Party’s proposed publication, the other Party informs such Party that its proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How of such other Party, then such Party shall delay such proposed publication for a period of reasonable length to permit the timely preparation and first filing of Patent Application[s] on the information involved.

9.5                                 Publicity.  Neither Party shall issue any press release or public announcement or public filing relating to any Products Controlled by the other Party or this Agreement without the prior approval of the other Party, which approval shall not be unreasonably withheld, except that a Party may issue such a press release or public announcement or public filing if required by Law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq; provided that the other Party has received prior notice of such intended press release or public announcement or public filing if practicable under the circumstances and the Party subject to the requirement includes in such press release or public announcement or public filing only such information relating to such Product[s] or this Agreement as is required by such Law.  The rights of approval and notice granted to a Party in accordance with the preceding sentence shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed.

ARTICLE 10
INDEMNIFICATION

10.1                           By Idenix.  Idenix shall defend, indemnify and hold harmless Novartis, its Affiliates and their respective directors, officers, employees and agents, at Idenix’s cost and expense, from and against any liabilities, losses, costs, damages, fees or expenses (including reasonable fees and expenses of legal counsel) (“Losses”) relating to or in connection with a Third Party claim to the extent arising out of (i) any breach by Idenix of any of its representations, warranties or obligations pursuant to this Agreement, (ii) the negligence or willful misconduct of Idenix or its Affiliates, licensees or sublicensees, or any of their respective directors, officers, employees and agents, in the performance of obligations or exercise of rights under this Agreement, or (iii) the Development, Manufacture or Commercialization of any Idenix HCV Product, excluding any Losses arising out of any HCV Combination Clinical Trial, Dose Ranging Clinical Trial or Drug-Drug Interaction Study conducted hereunder except to the extent the cause of such Losses arises from proper administration of the relevant Idenix HCV Product included in such HCV Combination Clinical Trial.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

10.2                           By Novartis.  Novartis shall defend, indemnify and hold harmless Idenix, its Affiliates and their respective directors, officers, employees and agents, at Novartis’ cost and expense, from and against any Losses relating to or in connection with a Third Party claim to the extent arising out of (i) any breach by Novartis of any of its representations, warranties or obligations pursuant to this Agreement, (ii) the negligence or willful misconduct of Novartis or its Affiliates, licensees or sublicensees, or any of their respective directors, officers, employees and agents, in the performance of obligations or exercise of rights under this Agreement, (iii) the Development, Manufacture or Commercialization of any Novartis HCV Product, or (iv) any HCV Combination Clinical Trial, Dose Ranging Clinical Trial, or Drug-Drug Interaction Study conducted hereunder except to the extent the cause of such Losses arises from the proper administration of the relevant Idenix HCV Product included in such HCV Combination Clinical Trial.

10.3                           Claims for Indemnification with respect to Third Parties.

10.3.1                  With regard to any Third Party claim (for which indemnification may be sought under Section 10.1 or 10.2) against a person entitled to indemnification under Section 10.1 or 10.2 (an “Indemnified Party”), the Indemnified Party shall give prompt written notification to the person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to such Third Party claim or, if earlier, upon the assertion of any such claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third Party claim as provided in this Section 10.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice).

10.3.2                  Within [**] days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party.  If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense.

10.3.3                  The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith; provided further, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel in any one jurisdiction for all Indemnified Parties.

10.3.4                  The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.

10.3.5                  The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.  The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

10.4                           University of Alabama proceedings and Dr. Matthes proceedings.  Idenix shall retain sole responsibility for the defense and costs of and (if any) payment of damages arising from any existing, pending or future proceedings related to the University of Alabama relating to LdT, or related to Dr. Matthes in Germany, in each case relating to LdT Products.

ARTICLE 11
TERM AND TERMINATION

11.1                           Term.  Unless terminated earlier in accordance with this ARTICLE 11, the term of this Agreement shall commence on the Effective Date and continue so long as either Party has rights or obligations under this Agreement (the “Term”).

11.2                           Termination for Material Breach.  Upon any material breach of this Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) may, by providing thirty (30) days’ prior written notice to the Breaching Party, terminate this Agreement in its entirety.  Such termination shall become effective at the end of the aforementioned thirty (30) day notice period unless the Breaching Party cures such breach during such notice period.  Notwithstanding the foregoing, if such breach, by its nature, is incurable, the Non-Breaching Party may terminate this Agreement to the extent permitted above immediately upon written notice to the Breaching Party.

11.3                           Termination for Insolvency.  Either Party may terminate this Agreement in its entirety upon thirty (30) days’ prior written notice to the other Party (the “Insolvent Party”) if the Insolvent Party files in any court pursuant to any statute of any government in any country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Insolvent Party or of its assets; or if any Person proposes a written agreement of composition for extension of the Insolvent Party’s debts; or if the Insolvent Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after filing thereof; or if the Insolvent Party shall be a party to any dissolution or liquidation; or if the Insolvent Party shall make a general assignment for the benefit of its creditors; or if the Insolvent Party is subject to any final order regarding bankruptcy or insolvency which can be expected to have a material adverse effect on the Development or Commercialization of the Products.

11.4                           Termination for Convenience.  Novartis may terminate this Agreement by providing thirty (30) days’ prior written notice to Idenix.

11.5                           Effects of Termination.

11.5.1                  Subject to Section 11.6, upon termination of this Agreement by Novartis pursuant to Section 11.2 or Section 11.3:

(a)                                  at the election of Novartis, all licenses granted hereunder by Idenix to Novartis pursuant to ARTICLES IV and V and the related payment terms provided in ARTICLE VI shall remain in effect in accordance with their terms; provided, that if such election is not made on or before the effective date of termination, all such licenses and payment terms shall terminate;

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

(b)                                 The license granted under Section 4.3 by Novartis to Idenix shall terminate; and

(c)                                  Idenix shall promptly return to Novartis all records and materials in Idenix’s possession or control containing Confidential Information of Novartis.

11.5.2                  Subject to Section 11.6, upon termination of this Agreement by Idenix pursuant to Section 11.2 or Section 11.3, or by Novartis pursuant to Section 11.4:

(a)                                  all licenses granted by Idenix to Novartis hereunder pursuant to ARTICLES IV and V shall terminate;

(b)                                 the license granted under Section 4.3 by Novartis to Idenix shall remain in effect in accordance with its terms; and

(c)                                  Novartis shall promptly return to Idenix all records and materials in Novartis’ possession or control containing Confidential Information of Idenix.

11.6                           Survival.  In the event of any expiration or termination of this Agreement, (a) all financial obligations under ARTICLE 6 and Exhibit D owed prior to the effective date of such expiration or termination shall remain in effect and (b) the provisions set forth in ARTICLE 2, ARTICLE 3, Section 4.2, Section 4.4, Section 4.5, Section 5.6, ARTICLE 6, ARTICLE 7, Section 8.3, ARTICLE 9, ARTICLE 10, Section 11.5, Section 11.6, Section 11.7, ARTICLE 12 and Exhibit D shall survive such expiration or termination.

11.7                           Non-Exclusive Remedy.  Termination of this Agreement and any benefit accruing to a Non-Breaching Party from any reduction in the royalties, in accordance with Section 11.5.3, that a Breaching Party was entitled to receive under this Agreement prior to termination, shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity.

ARTICLE 12
MISCELLANEOUS

12.1                           Choice of Law.  This Agreement shall be governed by and interpreted under the laws of the State of New York, excluding:  (a) its conflicts of laws principles; (b) the United Nations Convention on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); and (d) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

12.2                           Notices.  Any notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing and shall be deemed to have been delivered upon personal delivery or (a) in the case of notices provided between Parties in the continental United States, four (4) days after deposit in the mail or the Business Day next following deposit with a reputable overnight courier and (b) in the case of notices provided by

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

telecopy (which notice shall be followed immediately by an additional notice pursuant to clause (a) above if the notice is of a default hereunder), upon completion of transmissions to the addressee’s telecopier, as follows (or at such other addresses or facsimile numbers as may have been furnished in writing by one of the Parties to the other as provided in this Section 12.2):

If to Idenix:	Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, MA 02139
U.S.A.
Attention: General Counsel
Facsimile No.: (617) 995-9800

With a copy to:	Idenix (Cayman) Limited
c/o Walkers Corporate Services Limited
Walker House
87 Mary Street
George Town
Grand Cayman KY1-9001
Cayman Islands
Attention: Secretary
Facsimile No.: (345) 949-7886

If to Novartis:	Novartis Pharma AG
Lichtstrasse 35
CH — 4056 Basel
Switzerland
Attention: Head of Partnering and Emerging Businesses
Facsimile No.: [41] 61 324 2100

With a copy to:	Novartis Corporation
230 Park Avenue, 21st Floor
New York, New York 10169
Attention: General Counsel
Facsimile: (212) 830-2491

12.3                           Severability.  If, under applicable law or regulation, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision[s] of this Agreement (“Severed Clause”), then, it is mutually agreed that this Agreement shall endure except for the Severed Clause.  The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such Severed Clause in light of the intent of this Agreement.

12.4                           Captions.  All captions herein are for convenience only and shall not be interpreted as having any substantive meaning.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

12.5                           Integration.  This Agreement, the Stock Purchase Agreement and the Stockholders Agreement (including any exhibits and other attachments hereto and thereto) constitute the entire agreement between the Parties with respect to the within subject matter and supersedes all previous agreements, whether written or oral.  Unless otherwise expressly indicated, references herein to articles, sections, subsections, paragraphs and the like are to such items within this Agreement.  This Agreement may be amended only in writing signed by properly authorized representatives of each of Idenix and Novartis.

12.6                           Dispute Resolution.  The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute arising from or related to this Agreement or the breach thereof.  If the Parties do not fully settle, and at any time a Party wishes to pursue the matter, each such dispute shall be resolved as follows:

12.6.1                  Executive Officers.  Either Party may request in writing that such dispute be referred to the Executive Officers for resolution.  Within [**] Business Days following a written request by either Party, the Executive Officers shall meet to attempt to resolve such dispute.

12.6.2                  Arbitration.  If the Executive Officers do not resolve such dispute within [**] Business Days after either Party requests such a meeting, either Party may make a written demand for formal dispute resolution and such dispute shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, in each case, not inconsistent with the terms of this Agreement, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(a)                                  The arbitration shall be conducted in English in New York, New York, if initiated by Idenix, or Boston, Massachusetts, if initiated by Novartis, by a panel of three (3) persons experienced in the pharmaceutical business:  within [**] days after initiation of arbitration, each Party shall select one (1) person to act as arbitrators and the two (2) Party-selected arbitrators shall select a third arbitrator within [**] days of their appointment.  If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA as soon as practicable.

(b)                                 Within [**] days after the designation of the arbitrators pursuant to Section 12.6.2(a) (the “Proposed Resolution Deadline”), each Party shall submit to the arbitrators and to the other Party a statement of all disputed issues and a proposed ruling on the merits of each such issue together with a brief or other written memorandum supporting the merits of its resolution.

(c)                                  The arbitrators and the Parties shall then meet within [**] days after the Proposed Resolution Deadline, at which time each Party shall have [**] to argue in support of its proposed resolution.  The Parties shall not call any witnesses in support of their arguments.  The Parties shall have the right to be represented by counsel.

(d)                                 The arbitrators shall use their best efforts to rule on the dispute within [**] Business Days thereafter.  The arbitrators shall resolve the dispute by a vote of the majority of the arbitrators selecting one of the two (2) proposed resolutions in its entirety, without substitution, deletion, addition or amendment.  Such selected resolution shall be binding and conclusive upon the Parties.  All rulings of the arbitrators shall be in

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

writing and shall be delivered to the Parties.  The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages and demanded in its proposed resolution.

(e)                                  Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the dispute is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.

(f)                                    The Party whose proposed resolution was not selected by the majority vote of the arbitrators shall pay the full costs of the arbitration and the reasonable costs and expenses of the prevailing Party, including, without limitation, reasonable attorneys’ fees and travel and lodging costs.

(g)                                 Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

(h)                                 In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

12.7                           Independent Contractors; No Agency.  Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party’s employees or for any employee benefits.  No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s written approval.  For all purposes, and notwithstanding any other provision of this Agreement to the contrary, each Party’s legal relationship under this Agreement to the other Party shall be that of independent contractor.

12.8                           Assignment; Successors.  Neither Idenix nor Novartis may assign this Agreement in whole or in part without the consent of the other Party; provided that either may assign this Agreement (a) to an Affiliate on the condition that the assigning Party shall remain primarily liable hereunder for the prompt and punctual payment and performance of all obligations of the assignee, or (b) to a Third Party in connection with a sale or transfer (including by way of merger) of all or substantially all of the assigning Party’s business to which this Agreement relates.  This Agreement shall be binding upon, and shall inure to the benefit of, all permitted successors and assigns.  Any assignment not in accordance with the foregoing shall be void.

12.9                           Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both Parties have not executed the same counterpart.  Signatures provided by facsimile transmission shall be deemed to be original signatures.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

12.10                     Waivers.  No failure on the part of Novartis or Idenix to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

12.11                     No Consequential or Punitive Damages.  NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTHING IN THIS SECTION 12.11 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTIONS 10.1 OR 10.2.

12.12                     Bankruptcy.  Except with respect to trademarks, all rights and licenses granted pursuant to this Agreement are, for purposes of Section 365(n) of Title 11 of the United States Code or any foreign equivalents thereof (“Title 11”), license of rights to “intellectual property” as defined in Title 11.  Each Party in its capacity as a licensor hereunder agrees that, in the event of the commencement of bankruptcy proceedings by or against such Party under Title 11, the other Party, in its capacity as a licensee of rights under this Agreement, shall retain and may fully exercise all of such licensed rights under this Agreement (including the license granted hereunder) and all of its rights and elections under Title 11.

12.13                     Further Assurances.  Each Party hereby covenants and agrees without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably requested by the other Party or necessary to carry out the intent and purposes of this Agreement.

[Remainder of Page Intentionally Left Blank]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

IN WITNESS WHEREOF, Idenix and Novartis have caused this Agreement to be duly executed by their authorized representatives, as of the date first written above.

IDENIX PHARMACEUTICALS, INC.

By:	/s/ Ronald C. Renault, Jr.
Name: Ronald C. Renault, Jr.
Title: President and CEO

IDENIX (CAYMAN) LIMITED

By:	/s/ Maria Stahl
Name: Maria Stahl
Title: Director

NOVARTIS PHARMA AG

By:	/s/ Tony Rosenberg
Name: Tony Rosenberg
Title: Head Partnering & Emerging Businesses Forum 2.6.04 4002 Basel

By:	/s/ Sarah Clements
Name: Sarah Clements
Title: Head Legal Speciality Care

Signature Page

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Exhibit A

IDX 184

“IDX184” means [**]:

[**]

A-1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Exhibit B

LdC Description

[**] (beta -L-deoxy-cytidine)

[**] (valtorcitabine)

B-1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Exhibit C

LdT

[**] (beta-L-deoxy-thymidine)

C-1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Exhibit D

LdT Products

1)              License Grants.

a)              To Novartis.  Subject to the terms and conditions of this Agreement, Idenix hereby grants to Novartis a perpetual, irrevocable, royalty-free and fully-paid up (except as expressly provided below), exclusive (even with respect to Idenix), sublicenseable, worldwide right and license under Idenix’s rights in the Idenix Intellectual Property and in the Joint Intellectual Property to manufacture, have made, use, market and promote, import and export, offer for sale, sell and distribute LdT Products for the prevention, treatment, diagnosis and/or control of any human disease.  The Parties agree and acknowledge that such license was originally granted to Novartis pursuant to Amendment No. 4 of the DLCA, and that such license is merely an extension of the license granted to Novartis pursuant to Amendment No. 4 of the DLCA.  Novartis may extend to its Affiliates the rights licensed to it pursuant to this Agreement.

b)             To Idenix.  Subject to the terms and conditions of this Agreement, Novartis hereby grants to Idenix for the period of validity of patents within the LdT Product Patent Rights, a perpetual, unrestricted, royalty free, fully paid up, worldwide, irrevocable non-exclusive license to the LdT Product Patent Rights that were assigned to Novartis by or pursuant to Amendment No. 4 of the DLCA or pursuant to this Agreement, to practice, make and use the inventions, ideas and information embodied in those Patent Rights, and to make, use, sell, lease or import products, services, processes, methods and materials embodying or deriving from the inventions, ideas and information in those Patent Rights, excluding any use related to the making, using, selling, leasing or importing LdT Products (or any portion thereof), any component thereof or any product or service directed at HBV or hepatitis D virus.  The Parties agree and acknowledge that such license was originally granted to Idenix pursuant to Amendment No. 4 of the DLCA, and that such license is merely an extension of the license granted to Idenix pursuant to Amendment No. 4 of the DLCA.

2)              Allocation of Responsibility.  As between the Parties, Novartis is solely responsible for all activities (including all activities with respect to the research, Development, Manufacture, use and sale or other Commercialization of LdT Products), costs, expenses and liabilities with respect to LdT Products after the Effective Date, other than as expressly set forth below.

3)              Commercialization; Payment Terms.

a)              Novartis shall remain obligated to pay Idenix any unpaid royalties owed under the DLCA with respect to LdT Products sold prior to the Effective Date; provided, however, that with respect to the period between July 1, 2012 and the Effective Date, Novartis shall remain obligated to pay Idenix such unpaid royalties only with respect to LdT Products sold between July 1, 2012 and July 31, 2012 and Novartis shall provide Idenix with reports with respect to such sales in accordance with Amendment No. 4 to the DLCA.  Idenix shall retain the rights to audit Novartis in respect of LdT Products with respect to

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

royalties due on sales prior to the Effective Date.  Idenix’s right to audit Novartis in respect of LdT Products shall be limited to verifying the basis and accuracy of reporting and payments made, if any, by Novartis to Idenix under Sections 5.11, 8.6(a)(i) and 8.8A of the DLCA or under this Section 3 of this Exhibit D.  The terms of Section 8.10 of the DLCA shall apply to any audit conducted pursuant to this Section.  Sections 8.11 through 8.15 of the DLCA shall continue to apply with respect to such royalties.

b)             With respect to the amount of Five Million United States Dollars (U.S.$5,000,000) that Idenix (as successor to Idenix B.V.) is obligated to pay to Sumitomo Pharmaceuticals Co., Ltd. in connection with the first commercial sale by Novartis, its Affiliates or licensees of an LdT Product for HBV infection in Japan pursuant to Section 2.2 of the Sumitomo Settlement Agreement, Novartis shall reimburse Idenix for such payment not later than [**] days after Idenix provides Novartis with written evidence of such payment having been made to Sumitomo Pharmaceuticals Co., Ltd. by Idenix.  For the avoidance of doubt, Novartis shall reimburse Idenix only for the amounts Idenix has actually paid to Sumitomo Pharmaceuticals Co., Ltd.  in satisfaction of the foregoing obligation, not to exceed the aggregate amount of Five Million United States Dollars (U.S.$5,000,000).

c)              Novartis shall promptly notify Idenix in writing if and when the first commercial sale of an LdT Product for HBV infection occurs in Japan.

d)             Subject to Section 4(a)(ii) of this Exhibit D, Novartis shall reimburse Idenix US or, at Idenix US’ request, Idenix SARL for the [**]% royalty due pursuant to ARTICLE 11 of the CNRS Agreement with respect to sales by Novartis or its Affiliates, licensees or sublicensees of LdT Products, not later than [**] days after Idenix provides Novartis with written evidence of each such payment having been made to CNRS and UM II.

e)              Idenix shall act in accordance with Novartis’ reasonable instructions and use Commercially Reasonable Efforts to obtain an assignment of the relevant rights and obligations under the UAB Settlement Agreement related to Novartis’ Development, Manufacture and Commercialization of LdT Products.  Following such assignment, Novartis shall be solely responsible for all payments due to UAB under the UAB Settlement Agreement and shall make all such payments directly to UAB.  Unless and until such assignment is effective, Novartis shall:

i)                 reimburse Idenix US, as a pass-through to UAB, for twenty percent (20%) of the amounts that would have been paid by Novartis to Idenix as a royalty pursuant to Amendment No. 4 to the DLCA had the DLCA not been terminated, and any related late payments, as necessary to permit Idenix US to comply with Section 2.B, 2(F)(ii), 2(F)(iii), 2(F)(iv) and 2(G) of the UAB Settlement Agreement.  Novartis shall make such payments to Idenix US not later than [**] days after Idenix provides Novartis with written evidence of such payment having been made to UAB; and

ii)              as applicable, reimburse Idenix US, as a pass-through to UAB, for any amounts set forth in Section 2.C of the UAB Settlement Agreement, not later than [**] days after Idenix provides Novartis with written evidence of such payment having been made to UAB; and

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

f)                For the avoidance of doubt, except as expressly provided herein, Idenix shall remain solely responsible for all payments due to Third Party(ies) arising out of the manufacture or sale of LdT Products to the extent such payments arise under a license or acquisition from any such Third Party of Know-How, Patent Rights or other intellectual property rights that are necessary to sell LdT Products.

g)             Novartis shall provide to Idenix quarterly a Consolidated Net Sales Report with respect to sales by Novartis, its Affiliates or sublicensees of LdT Products within [**] days following the end of each Calendar Quarter.

4)              Intellectual Property.

a)              Idenix Co-Owned LdT Product Patent Rights and Idenix In-Licensed LdT Product Patent Rights.

i)                 Novartis shall be responsible for prosecution and maintenance of the LdT Product Patent Rights co-owned by Idenix set out in Exhibit Z to Amendment No. 4 of the DLCA (“Idenix Co-Owned LdT Product Patent Rights”) following the assignment of such Patent Rights to Novartis as provided herein.  Prior to such assignment, as between the Parties, Idenix shall be responsible for prosecution and maintenance of the Idenix Co-Owned LdT Product Patent Rights; provided that (A) Novartis shall reimburse Idenix its reasonable Out-of-Pocket Costs incurred in such prosecution and maintenance and (B) Idenix shall allow Novartis to review and comment on material filings with respect thereto and shall reasonably consider any comments provided by Novartis which are timely provided.

ii)              Idenix shall use Commercially Reasonable Efforts to obtain assignments of the Idenix Patent Rights set forth in Exhibit I, as well as obtain all necessary Third Party consents with respect thereto on terms acceptable to Novartis, and to file such assignments with applicable regulatory authorities not later than [**] months following the Effective Date; provided that if Idenix has not obtained and filed such assignments within such [**] month period, Idenix shall, within [**] days of the end of such [**] month period, reimburse to Novartis any amounts paid by Novartis after the Effective Date in accordance with Section 3(d) above and thereafter Idenix shall be responsible for such payments under the CNRS Agreement until all such filings have been completed.  Idenix shall be responsible for all filing fees, local counsel or similar Out-of-Pocket Costs incurred in connection with such assignment.

iii)           Novartis shall decide on which, if any, of the LdT Product Patent Rights, Novartis Patent Rights (as defined in the DLCA) and Joint Patent Rights for which to seek an extension of term, including pediatric exclusivity, applicable to LdT Products.  The Parties shall reasonably cooperate with respect thereto and Novartis shall bear the costs thereof.

b)             [Intentionally Omitted].

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

c)              Third Party Infringement.

i)                 Notice.  If either Party or its Affiliates shall learn that any Third Party is violating the LdT Product Patent Rights, then the Party (or its Affiliate) becoming so informed shall promptly notify the other Party in writing of this claim or assertion and shall provide such other Party with all available evidence supporting such known or suspected infringement or unauthorized use.

ii)              Procedures.  Novartis, in its discretion, may bring an action to protect the LdT Product Patent Rights from infringement, and may bring such action in Idenix’s name, if necessary.  The costs of any such Third Party infringement action shall be borne solely by Novartis, and any and all damages (including punitive damages), fees and other amounts recovered in connection with any such Third Party infringement action shall be retained solely by Novartis.

d)             Claimed Infringement.  The provisions of this Section 4(d) shall be subject to the provisions of Section 11.5 of the DLCA, which shall govern as to both costs and procedures in the event of infringement actions relating to an LdT Product brought by a Third Party against Novartis and/or Idenix in which the Third Party claim[s], if true, would constitute a breach of representation, warranty or obligation covered by Section 11.5 of the DLCA.

i)                 Notice.  If either Party or its Affiliates shall learn of a claim or assertion that Development, Manufacture, use, marketing, promotion, importation, exportation, offer for sale, sale or distribution of any LdT Product infringes or otherwise violates the intellectual property rights of any Third Party (a “Claimed Infringement”), then the Party (or its Affiliate) becoming so informed shall promptly notify the other Party of the Claimed Infringement in writing.

ii)              Procedures.  Novartis shall determine the appropriate course of action with respect to any Claimed Infringement brought in any country. Idenix shall assist and cooperate in infringement litigation at Novartis’ (or its Affiliates’) reasonable request and expense.  Each Party shall provide to the other Party copies of any notices it receives from Third Parties regarding any patent nullity actions or any declaratory judgment actions with respect to LdT Product Patent Rights.  Notices shall be provided promptly, but in no event after more than [**] days following receipt.

e)              Patent Invalidity Claim.

i)                 Patent Invalidity Claim.  If a Third Party at any time asserts a claim that any LdT Product Patent Right is invalid or otherwise unenforceable (an “Invalidity Claim”), whether as a defense in an infringement action brought by [a] Party[ies] pursuant to Section 4(c) of this Exhibit D, in an action brought against [a] Party[ies] under Section 4(d) of this Exhibit D or otherwise, the Party becoming aware of such assertion shall promptly notify the other Party in writing of such claim.  Novartis shall determine the appropriate course of action with respect to any Invalidity Claim brought in any country.  Idenix and its Affiliates shall, and shall use their

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Commercially Reasonable Efforts, and at Idenix’s and its Affiliates’ sole expense, to cause Idenix’s or its Affiliates’ co-owners or licensors of LdT Product Patent Rights to, assist and cooperate with Novartis in the preparation and formulation of such response, and in taking other steps reasonably necessary to respond, to such Invalidity Claim, including, if applicable, by joining as a party to any action, so long as Idenix or its Affiliates remain as co-owners of LdT Product Patent Rights.

ii)              Paragraph IV Notice.  In the event that Idenix or its Affiliates receives a patent certification notice in accordance with 21 U.S.C. §§ 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV), as amended (a “Paragraph IV Notice”), relating to the LdT Product Patent Rights, Idenix, its Affiliates and co-owners of LdT Product Patent Rights shall provide a copy of such Paragraph IV Notice to Novartis promptly and in any event within [**] Business Days after receipt.

f)                Patent Marking.  Novartis shall comply with the patent marking statutes in each country in which an LdT Product is made, offered for sale, sold or imported by Novartis, its Affiliates, licensees and/or sublicensees.

5)              Assistance.  At Novartis’ sole discretion and request, Idenix shall provide all assistance (including but not limited to document provision and expert assistance) for patent infringement litigation or its preparation.  Novartis shall reimburse Idenix’s external costs and expenses for work undertaken at its request promptly.

6)              Definitions.

a)              “Consolidated Net Sales Report”.  Consolidated Net Sales Report shall mean a consolidated report setting forth, for each LdT Product, the aggregate Net Sales (as defined in the DLCA) and, for so long as Novartis is obligated to reimburse Idenix for royalty payments pursuant to Section 3(e) of this Exhibit D, the calculation of royalties in accordance with Amendment No. 4 to the DLCA, in United States Dollars and local currency on a country-by-country basis and the exchange rate used to calculate the United States Dollar equivalent.

b)             “Sumitomo Settlement Agreement”.  Sumitomo Settlement Agreement shall mean the Final Settlement Agreement, dated as of March 26, 2003, between Idenix B.V. and Sumitomo Pharmaceuticals Co., Ltd., a copy of which was attached as Exhibit R to the DLCA.

c)              “UAB Settlement Agreement”.  UAB License shall mean the License Agreement, dated as of June 20, 1998, by and between Idenix US, as successor to Novirio Pharmaceuticals Limited, and UAB.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Exhibit E

Terminated Agreements

Part I

(i)                                     the DLCA;

(ii)                                  the Master Manufacturing and Supply Agreement between Idenix Cayman and Novartis dated May 8, 2003;

(iii)                               the Pharmacovigilance Agreement among the Parties dated April 30, 2004;

(iv)                              the Transition Services Agreement among the Parties dated September 28, 2007;

(v)                                 the letter agreement from Idenix US to Novartis dated March 21, 2003 relating to Novartis’ right regarding the appointment and removal of Idenix US’s Chief Financial Officer and other matters;

(vi)                              the Commercial Manufacturing Agreement between Idenix US and Novartis dated June 22, 2006;

(vii)                           the letter agreement between Idenix US and Novartis regarding the supply of LdT Product for the Major EU Countries and Novartis Territory (as defined in the DLCA), effective November 1, 2006;

(viii)                        the letter agreement between Idenix US and Novartis regarding the supply of LdT Product for the Major EU Countries and Novartis Territory (as defined in the DLCA), effective May 1, 2007;

(ix)                                the Pharmacovigilance Agreement between Idenix US and Novartis dated as of October 23, 2006;

(x)                                   the Quality Agreement on Manufacturing and Testing between Idenix US and Novartis dated as of June 22, 2006;

(xi)                                the Trading Services Procedure between Idenix US and Novartis dated June 22, 2006; and

(xii)                             the HIV Waiver and Consent among the Parties dated January 23, 2009.

Part II

(xiii)                          the Packaging Agreement by and between Idenix US and Novartis Pharmaceuticals Corporation dated as of June 22, 2006; and

(xiv)                         the Quality Agreement on Packaging and Testing between Idenix US and Novartis Pharmaceuticals Corporation dated as of June 22, 2006.

E-1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Exhibit F

Third Party Intellectual Property

The CNRS Agreement.

Co-operative Antiviral Research Activity Agreement, dated as of January 4, 1999, by and among Idenix SARL, as successor to Novirio SARL, on behalf of itself and Idenix US (as successor to Novirio Pharmaceuticals Limited), and the Dipartimento di Biologia Sperimentale “Bernardo Loddo” dell’Universita di Cagliari, as amended April 10, 2002, June 30, 2004, October 24, 2005, and May 8, 2003 (making Novartis a party thereto with respect to certain provisions).

License Agreement, dated as of December 14, 2000, by and between Idenix US, as successor to Novirio Pharmaceuticals Limited, and the Dipartimento di Biologia Sperimentale “Bernardo Loddo” dell’Universita di Cagliari, as amended April 10, 2002, June 30, 2004, October 24, 2005 and May 8, 2003 (making Novartis a party thereto with respect to certain provisions) (the “Cagliari License Agreement”).

License Agreement, dated as of June 20, 1998, by and between Idenix US, as successor to Novirio Pharmaceuticals Limited, and UAB, as amended June 20, 1998, and July 16, 1999 and as modified by the UAB Settlement Agreement.

F-1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Exhibit G

Supply Agreement Term Sheet

KEY CLINICAL SUPPLY TERMS AND CONDITIONS

Definitions

Capitalized terms used in this Term Sheet, but not defined in this Term Sheet shall have the meaning set forth in the Termination and Revised Relationship Agreement, dated July 31, 2012 (the “Termination Agreement”).

“IDX HCV Product” means an Idenix HCV Product.

Scope

Supply

Idenix would supply Novartis with, and Novartis would purchase from Idenix, clinical supply of the applicable IDX HCV Products for use in HCV Combination Clinical Trials in accordance with the terms of a Clinical Supply Agreement to be executed by the Parties (the “Clinical Supply Agreement”).

Manufacture

Idenix would be responsible, directly or through its Affiliates and/or Third Party manufacturers, to perform certain manufacturing operations, including sourcing of components and API, production, and testing and release, storage and packaging for shipment of such IDX HCV Products to Novartis. Notwithstanding anything to the contrary herein, Novartis would be solely responsible for the labelling, storage, secondary packaging and shipment to third parties, including but not limited to clinical sites, of such IDX HCV Products for use in HCV Combination Clinical Trials.

Notwithstanding anything to the contrary in this Term Sheet or the Clinical Supply Agreement, (a) the Parties may agree to ship IDX HCV Product under quarantine, and (b) the Parties agree and acknowledge that certain of the IDX HCV Product to be supplied to Novartis will have been manufactured prior to Idenix’ receipt of the relevant firm order for such IDX HCV Product and therefore certain provisions hereunder (including, without limitation, those requiring Novartis’ approval of the Third Party manufacturer and such other provisions to be agreed to by the parties in the Clinical Supply Agreement) are inapplicable to such IDX HCV Product.

Subcontracting

Idenix may subcontract the manufacture of the IDX HCV Products to a Third Party, subject to the approval of Novartis, not to be unreasonably withheld or delayed.  Idenix will remain fully liable for the performance of any such Third Party manufacturer.  The Clinical Supply Agreement will include a schedule of approved Third Party manufacturers.

Facility

The IDX HCV Products would be manufactured by Idenix or its Affiliates (or a Third Party manufacturer) exclusively at a facility reasonably acceptable to Novartis, and subject to inspection as described below.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

REACH

To the extent applicable to the manufacture of IDX HCV Products for an HCV Combination Clinical Trial, Idenix would ensure that it performs applicable registrations as required under Regulation (EC) No. 1907/2006 of the European Parliament and of the Council concerning the Registration, Evaluation, Authorization and Restriction of Chemicals in relation to any substance contained in the IDX HCV Products.

Production preparation

Capacity and Pre-approval

Idenix will fulfil Novartis’ firm orders for IDX HCV Products and ensure that the manufacturing facility is ready for any required pre-approval by the regulatory authorities prior to manufacturing the applicable IDX HCV Product for Novartis.

Commencement of Supply

Idenix will be ready to supply Novartis with the IDX HCV Products reasonably required to conduct the applicable HCV Combination Clinical Trial within [**] days after review of Novartis’ development plan for the applicable HCV Combination Clinical Trial (the “Development Plan”) or such later date as mutually agreed by the Parties.

Validation

Idenix undertakes to qualify and validate the equipment and manufacturing process and the manufacturing facility for the applicable IDX HCV Product to the extent required for the applicable stage of the HCV Combination Clinical Trial.

Internal Manufacturing Capabilities

Idenix will use commercially reasonable efforts to assist Novartis in the development of the technical capabilities to manufacturing the IDX HCV Products itself; provided, however, that Novartis will have the right to manufacture IDX HCV Product only (i) in the event of a failure to supply as described herein, or (ii) upon execution of a development, manufacturing and commercialization agreement (contemplated by section 5.5.3 of the Termination Agreement) granting such right.

Ordering and delivery procedures

Forecast

The Development Plan shall include an initial non-binding [**] month forecast of the number of units of IDX HCV Product required for the applicable HCV Combination Clinical Trial.  Novartis will update such non-binding [**] month forecast on a [**] basis.

Firm Orders

Novartis would submit firm written purchase orders for the IDX HCV Products with a lead time of at least [**] days and for amounts not to exceed what is reasonably necessary for the relevant HCV Combination Clinical Trial.

Terms of Delivery	Idenix would deliver the IDX HCV Products EXW Idenix’s manufacturing facility as such term is defined in INCOTERMS 2010.

Shelf Life

Upon delivery, the IDX HCV Products’ residual shelf life would be sufficient for the length of the relevant HCV Combination Clinical Trial, as described in the Development Plan, for which Novartis placed the firm order for such IDX HCV Product.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Pricing and Payment

Price	The price for IDX HCV Products would be [**] Percent ([**]%) of COGs.

Payment Terms	[**] days after receipt of invoice.

Annual price review

With respect to IDX HCV Product manufactured by Idenix or its Affiliates, a review of COGs shall take place at least once per year and take into account changes in the manufacturing cost of the IDX Products as well as savings realized, which may include savings due to improved manufacturing procedures and higher yields, and other factors mutually-agreed between the Parties.

Audit

No more than [**] annually, Novartis and/or an internationally-recognized, independent certified public accounting firm reasonably acceptable to Idenix would be entitled to have access during normal business hours to Idenix’s records regarding the COGs of the IDX HCV Products for the purposes of auditing the COGs. Novartis would pay all costs associated with such audit.

Supply Security

Continuous supply and non-supply

Idenix will supply IDX HCV Product to Novartis for the relevant HCV Combination Trial pursuant to Novartis’ firm orders. In the event that Idenix fails to meet at least [**] percent ([**]%) of the quantities contained in Novartis’ firm order(s) for a period of more than [**] weeks, the price for the IDX HCV Product will be reduced by [**] percent ([**]%) until such shortfall has been cured; provided, however, that in the event that such shortfall continues for greater than [**] months, the Parties will discuss whether Novartis may transfer the manufacture of the IDX HCV Product to Novartis or its third party designee, but Idenix shall be under no obligation to permit such transfer.

Non-Conforming Goods, Acceptance and Replacement

If IDX HCV Products that do not conform to the product specifications or the terms of the Clinical Supply Agreement (“Non-conforming Product”) are delivered to Novartis, Novartis would provide Idenix written notice of such non-conformance within [**] days after delivery of the IDX HCV Products (or with respect to latent defects, within [**] days after discovering such latent defects).  Failure to provide notice within such time period would be deemed acceptance of the relevant IDX HCV Products.  In the event that the Parties mutually agree, or it is determined by an independent Third Party laboratory that such IDX HCV Products are Non-conforming Products, such Non-conforming Products will be replaced within a reasonable period of time with conforming IDX HCV Products at Idenix’s cost.  Idenix would bear sole responsibility for all reasonable costs associated with the transportation, testing and disposal of Non-conforming Products.  If such Third Party laboratory determines that such IDX HCV Products are Non-conforming Products, IDX shall pay the costs of the analysis conducted by such laboratory.  If such Third Party laboratory determines that such IDX HCV Products are not Non-conforming Products, Novartis shall pay the costs of the analysis conducted by such laboratory.

Warranties

Idenix would warrant that it will (itself or through its Affiliate or Third Party manufacturers) manufacture, store, supply, test and release the IDX HCV Products (“Processing”) in compliance with (i) the agreed specifications relating to the IDX HCV Products; (ii) current good manufacturing processes, (iii) the prevailing laws and regulations on health, safety and environmental protection, (iv) all other applicable laws and regulations, and (v) the Quality Agreement (as defined below).

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Idenix would warrant that it or its Affiliate or Third Party manufacturers will hold all necessary authorizations and permits for any and all Processing from the competent authorities of the country or countries where such Processing takes place.

Quality Systems Compliance

The Parties will enter into a quality agreement (the “Quality Agreement”) appropriate for the supply of IDX HCV Product for the HCV Combination Clinical Trials, which will include without limitation the relevant requirements set forth in this Term Sheet.

Current good manufacturing practices

IDX HCV Products will be manufactured, stored, supplied, tested and released in compliance with current and future good manufacturing practice relevant to the manufacture of pharmaceutical products as set out in EU/PIC guidelines (and the corresponding national laws and regulations), the US Code of Federal Regulations any other regulatory guidelines as reasonably applicable.

Documentation

Idenix (itself or through its Affiliate or Third Party manufacturers) will maintain all documentation required by application regulations and the Quality Agreement, including GMP certification and registrations with applicable health authorities and batch records and other manufacturing and testing records.  Copies of such documentation will be made available to Novartis upon Novartis’ reasonable request and at Novartis’ expense.  Other than documentation required to respond to requests from regulatory authorities or documentation needed by Novartis for release of IDX HCV Product in individual countries, Idenix will not be required to respond to documentation requests more than [**] times per year. Idenix will provide a Certificate of Analysis with each release in accordance with the specifications for the IDX HCV Product.

Failure Investigations

Idenix will investigate any non-conforming IDX HCV Product or other deviation relating to the manufacture of the IDX HCV Product.  Idenix will promptly report such event to Novartis and provide a report on the investigation of such event within [**] days.

Inspections and Audits

If Idenix or its Affiliates manufacture the relevant IDX HCV Product, Novartis would be entitled, [**] per calendar year (other than a “for cause” audit, which may occur as frequently as reasonably needed) and during Idenix’s normal business hours, to audit and inspect Idenix’s facilities, equipment and the records of manufacture, specifications, test procedures, packaging, approved supplier listings and shipping that are necessary to comply with applicable regulatory requirements and Idenix’s obligations under the Clinical Supply Agreement, as well as to assist with resolving product complaints, and ensure compliance with Idenix’s manufacturing responsibilities.

If Idenix or its Affiliates manufacture the relevant IDX HCV Product, Idenix will permit, and cooperate with, inspections by applicable health authorities.  Idenix will notify Novartis of any inspections relating to the IDX HCV Product supplied to Novartis under the Clinical Supply Agreement.

If Idenix uses a Third Party manufacturer to manufacture the relevant IDX HCV Product, Idenix would, at Novartis’ expense, allow Novartis and regulatory authorities to audit and inspect the manufacturer’s facility in the same manner as provided above.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Indemnification, Liabilities and Insurance

Indemnification & Liability

Idenix would be liable for and would indemnify, defend and hold Novartis and its Affiliates harmless against any and all liabilities, claims, proceedings, damages, losses, deficiencies, costs and expenses, including reasonable attorney’s fees incurred by Novartis and/or any of its Affiliates resulting from any Third Party claim to the extent arising out of (i) Idenix’s, its Affiliates’ or its subcontractors’ willful misconduct or gross negligence in respect of the performance of, or breach of, or failure to perform any of, its obligations under the Clinical Supply Agreement, (ii) breach of the Clinical Supply Agreement by Idenix or its Affiliates, including, in particular, any breach of any warranties therein, and/or (iii) the supply of Non-conforming Product, including any IDX HCV Product suffering a latent defect

Novartis would be liable for and would indemnify, defend and hold Idenix and its Affiliates harmless against any and all liabilities, claims, proceedings, damages, losses, deficiencies, costs and expenses, including reasonable attorney’s fees incurred by Idenix and/or any of its Affiliates resulting from any Third Party claim to the extent arising out of (i) Novartis’, its Affiliates’ or its subcontractors’ willful misconduct or gross negligence in respect of the performance of, or breach of, or failure to perform any of, its obligations under the Clinical Supply Agreement, and/or (ii) breach of the Clinical Supply Agreement by Novartis or its Affiliates, including, in particular, any breach of any warranties therein.

Insurance

Each Party will warrant that it has appropriate and adequate insurance, or a program of self-insurance, at levels sufficient to cover claims or damages for which it would be liable under the terms of the Clinical Supply Agreement.  One Party would provide to the other Party evidence of its insurance, upon request.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Exhibit H

Calculation of Royalty Payments and Related Offsets

EXAMPLE ONE:

[**]

EXAMPLE TWO:

[**]

EXAMPLE THREE:

[**]

H-1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Exhibit I

IA. Telbivudine (NV-02B) — IDX 1000

Jones Day CAM	Docket No.	Idenix Ref. No.	Type Related Country	Inventor	Serial No.	Filed	Title	Status
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

FOREIGN CASES

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]		[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]